Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272650
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 26, 2023)
8,000,000 Depositary Shares
Aspen Insurance Holdings Limited
Each Representing a 1/1,000th Interest in a Share of
7.00% Perpetual Non-Cumulative Preference Shares
(Liquidation Preference $25,000 Per Preference Share)
We are selling 8,000,000 depositary shares (the “Depositary Shares”), each of which represents a 1/1,000th interest in a share of our 7.00% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the “Preference Shares”). Each Depositary Share, evidenced by a depositary receipt, entitles the holder, through Computershare Inc. and Computershare Trust Company, N.A., acting as depositary (together in such capacity, the “Depositary”), to a proportional fractional interest in all rights and preferences of the Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights).
Upon liquidation, dissolution or winding-up, the holders of the Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution. Dividends on the Preference Shares will be payable on a non-cumulative basis only when, as and if declared by our board of directors, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2025, at a rate equal to 7.00% of the liquidation preference per annum (equivalent to $437.50 per Preference Share and $0.4375 per Depositary Share for a full dividend period). Distributions will be made in respect of the Depositary Shares if and to the extent dividends are paid on the Preference Shares.
Dividends on the Preference Shares and in turn, distributions on the Depositary Shares, are not cumulative. Accordingly, in the event dividends are not declared on the Preference Shares for payment on any dividend payment date, those dividends will not accumulate and will not be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Preference Shares are declared for any future dividend period.
We may redeem the Preference Shares, in whole or from time to time in part, at a cash redemption price of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, (i) on November 30, 2029 and at any time thereafter, (ii) at any time prior to November 30, 2029 following the occurrence of a tax event (as defined in “Description of the Preference Shares—Optional Redemption—Tax Event” in this prospectus supplement), or (iii) at any time prior to November 30, 2029 within 90 days of the date on which we have reasonably determined that a capital disqualification redemption event (as defined in “Description of the Preference Shares—Optional Redemption—Capital Disqualification Redemption Event” in this prospectus supplement) has occurred, in each case, as described in this prospectus supplement. At any time prior to November 30, 2029, we will have the option to redeem all of the issued Preference Shares at a cash redemption price of $26,000 per Preference Share (equivalent to $26 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of any change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time in issue. In addition, at any time prior to November 30, 2029, we may, at our option, redeem the Preference Shares, in whole, at a cash redemption price of $25,500 per Preference Share (equivalent to $25.50 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days after the occurrence of a rating agency event (as defined in “Description of the Preference Shares—Optional Redemption—Rating Agency Event” in this prospectus supplement), as described in this prospectus supplement. If the Preference Shares are redeemed, in whole or in part, a corresponding number of Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the Preference Shares held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per Preference Share.
Notwithstanding anything to the contrary set forth herein, redemption of the Preference Shares will be subject to our compliance with certain conditions as described further in “Description of the Preference Shares—Restrictions on Redemption and Repurchases.”
The Preference Shares will not have any voting rights, except as set forth under “Description of the Preference Shares—Voting, Director Appointing and Other Rights” in this prospectus supplement. Because each Depositary Share represents 1/1,000th interest in a Preference Share, holders of the depositary receipts evidencing the Depositary Shares will be entitled to 1/1,000th of a vote per share of the Preference Shares under those limited circumstances in which holders of the Preference Shares are entitled to vote.
Neither the Preference Shares nor the Depositary Shares have a stated maturity nor will they be subject to any sinking fund or mandatory redemption nor will they be convertible into any of our other securities or property.
The Depositary Shares and the Preference Shares are new issues with no established trading market. We intend to apply to list the Depositary Shares on the New York Stock Exchange (the “NYSE”) under the symbol “AHLPRF.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Depositary Shares.
Investing in the Preference Shares and the Depositary Shares involves risks. See “Risk Factors” on page S-9 in this prospectus supplement and on page 3 in the accompanying prospectus.
None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission, the Bermuda Monetary Authority (the “BMA”), the Registrar of Companies in Bermuda or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, as amended, the Companies Act 1981, as amended (the “Companies Act”), the Exchange Control Act 1972, as amended (the “Exchange Control Act”), and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the Preference Shares and the Depositary Shares described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities (which includes the Preference Shares and the Depositary Shares described herein), as long as such shares or securities are listed on the NYSE or on an appointed stock exchange.
The BMA and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

		Underwriting Discount				Proceeds, before expenses, to us
	Public Offering Price (1)	Retail		Institutional
Per Depositary Share	$25.0000	$0.7875		$0.5000		$24.3282	(2)
Total(3)	$200,000,000	$3,764,250	(4)	$1,610,000	(4)	$194,625,750
__________________
(1)The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will accumulate from the date of original issuance, which is expected to be November 26, 2024.
(2)The proceeds, before expenses, to us per Depositary Share are calculated using a weighted average underwriting discount for retail (4,780,000 Depositary Shares) and institutional orders (3,220,000 Depositary Shares). The proceeds, before expenses, to us per Depositary Share presented in the table above have been rounded.
(3)Assumes no exercise of the underwriters’ option to purchase from us up to an additional 1,200,000 Depositary Shares to cover over-allotments, if any.
(4)The underwriting discount is calculated using 4,780,000 Depositary Shares sold in retail orders and 3,220,000 Depositary Shares sold in institutional orders.
The underwriters may also purchase from us up to an additional 1,200,000 Depositary Shares at the public offering price, less the underwriting discount of $0.7875 per Depositary Share payable by us, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.
The underwriters expect to deliver the Depositary Shares to purchasers on or about November 26, 2024, which is the third business day following the date of this prospectus supplement. See “Underwriting (Conflicts of Interest).”

Joint Book-Running Managers
Wells Fargo Securities	BofA Securities	Morgan Stanley
Joint Lead Managers
Barclays	Citigroup	Goldman Sachs & Co. LLC
Senior Co-Manager
Apollo Global Securities
Co-Managers
BMO Capital Markets	Deutsche Bank Securities	HSBC
Lloyds Securities	nabSecurities, LLC	Natixis
The date of this prospectus supplement is November 21, 2024

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offer and sale by us of the Depositary Shares. You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Depositary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market data and industry statistics that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement contains basic information about us, the Depositary Shares and the underlying Preference Shares. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. In addition, the information incorporated by reference into the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus or any information incorporated therein by reference, this prospectus supplement will apply and will supersede such information. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
The BMA and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.
Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “Aspen,” the “Aspen Group,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its subsidiaries, as the context requires. References in this prospectus supplement to “U.S. Dollars,” “dollars,” “$” or “¢” are to the lawful currency of the United States of America, unless the context otherwise requires. References in this prospectus supplement to our “ordinary shares” refer to the ordinary shares, par value $0.01 per share, of Aspen Holdings.
All information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional Depositary Shares to cover over-allotments, if any, unless otherwise noted.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts. In particular, statements that use the words such as “believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “predict,” “potential,” “on track” or their negatives or variations and similar terminology and words of similar import generally involve forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. The risks, uncertainties and other factors set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC and other cautionary statements made in this prospectus supplement, as well as the following factors, should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and prospectus.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:
•the occurrence, timing and results of, and market reaction to, our initial public offering of our ordinary shares;
•the occurrence of natural disasters and other catastrophic events;
•global climate change;
•war, terrorism and political unrest, government action that is hostile to commercial interests and from sovereign, sub-sovereign and corporate defaults;
•emerging claim and coverage issues in our business and social inflation;
•cyclical changes in the insurance and reinsurance industries;
•our reinsurers may not reimburse us for claims on a timely basis, or at all;
•the reliance on third parties for the assessment and pricing of individual risks;
•the failure of any risk management and loss limitation methods we employ;
•the reinsurance that we purchase may not always be available on favorable terms or we may choose to retain a higher proportion of particular risks compared to previous years;
•actual claims exceeding our loss reserves;
•economic inflation;
•increases in the frequency and severity of cyber-attacks on our policyholders;
•interest rate risk, credit risk, real estate related risks, market risk, servicing risk, loss from catastrophic events and other risks;
•adverse developments affecting the financial services industry and the potential contagion impact to, and resulting stress on, the financial services sector generally;
•failing to realize profits from or losing some or all of the principal amount of our invested assets if we are required to sell our invested assets at a loss to meet our insurance, reinsurance or other obligations;
S-iii

•volatility and uncertainty in general economic conditions and in financial and mortgage markets;
•the determination of the amount of allowances and impairments taken on our investments;
•currency fluctuations that we may not be effective at mitigating;
•the failure of policyholders, brokers or other intermediaries or reinsurers to honor their payment obligations;
•competition and consolidation in the (re)insurance industry;
•a decline in any of the ratings of our Operating Subsidiaries (as defined in “Summary—Overview of the Group” in this prospectus supplement) could adversely affect our standing among brokers and customers and cause our premiums and earnings to decrease;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•future acquisitions, growth of our operations through the addition of new lines of (re)insurance business, expansion into new geographic regions and/or joint ventures or partnerships;
•the loss of business provided by brokers that account for a large portion of our insurance and reinsurance revenues;
•our management of alternative reinsurance platforms on behalf of investors in any entities Aspen Capital Management, Ltd. (“ACML”) and other related entities (collectively, “ACM”) manages or could manage in the future;
•the inability to obtain additional capital or to only obtain capital on unfavorable terms;
•our debt, credit and International Swaps and Derivatives Association agreements may limit our financial and operational flexibility;
•political, regulatory, governmental and industry initiatives;
•changes in regulations that adversely affect the U.S. mortgage insurance and reinsurance market;
•the United Kingdom’s withdrawal from the European Union;
•changes in Bermuda law and regulations, and the political environment in Bermuda;
•changes in current accounting practices and future pronouncements;
•our internal controls over financial reporting have gaps or other deficiencies;
•the loss of one or more of our senior underwriters or other members of our senior management team or an inability to attract and retain senior staff;
•third-party outsourced service providers failing to satisfactorily perform certain technology and business process functions;
•general employee and third-party litigation risks;
•management turnover;
•the loss of our foreign private issuer or “controlled company” status;
•the execution of internal processes to maintain our operations and the operational risks that are inherent to our business, including those resulting from fraud or employee errors or omissions;
S-iv

•the failure in our data security and/or technology systems or infrastructure or those of third parties, including those caused by security breaches or cyber-attacks;
•compliance with ever evolving national, federal, state, and international laws relating to the handling of information;
•actual results differing materially from model outputs and related analyses;
•the influence that our controlling shareholder will continue to have over us;
•our holding company structure and certain regulatory and other constraints may limit our ability to pay dividends;
•U.S. persons who own our securities may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation;
•changes in government regulations or tax laws in jurisdictions where we conduct business; and
•other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
In addition, any estimates relating to loss events involve the exercise of considerable judgment in the setting of reserves and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimates represent a determination from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates and reserves, there can be no assurance that our ultimate losses will remain within the estimated amounts.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus supplement reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus which could cause actual results to differ before investing in the Depositary Shares.
S-v

SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Depositary Shares. You should read this entire prospectus supplement carefully, including the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” the documents incorporated by reference into this prospectus supplement (including the risk factors set forth in Part I, Item 3D of our Annual Report on Form 20-F for the year ended December 31, 2023 (our “2023 Form 20-F”)), our financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.
Overview of the Group
Aspen Holdings was incorporated on May 23, 2002 as a holding company headquartered in Bermuda. We underwrite specialty insurance and reinsurance on a global basis through our Operating Subsidiaries based in Bermuda, the United States and the United Kingdom: Aspen Bermuda Limited (“Aspen Bermuda”), Aspen Specialty Insurance Company, Aspen American Insurance Company, Aspen Insurance UK Limited and Aspen Underwriting Limited (“AUL”) (as corporate member of our Lloyd’s operations, Syndicate 4711, which are managed by Aspen Managing Agency Limited), each referred to herein as an “Operating Subsidiary” and collectively referred to as the “Operating Subsidiaries.” We also offer insurance and reinsurance coverage to clients through branch operations in Canada, Singapore and Switzerland. We established ACM to leverage our existing underwriting franchise, increase our operational flexibility and provide third-party investors direct access to our capital markets and underwriting expertise.
Since February 2019, we have been a wholly-owned subsidiary of Highlands Bermuda Holdco, Ltd. (“Parent”), which holds all of our ordinary shares. Parent, a Bermuda exempted company, is an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc., a leading global investment manager.
We manage our underwriting operations as two distinct business segments, Insurance (“Aspen Insurance”) and Reinsurance (“Aspen Re”), to enhance and better serve our global customer base. Aspen Insurance offers a variety of insurance products, including, but not limited to: (i) first party insurance; (ii) specialty insurance; (iii) casualty and liability insurance; and (iv) financial and professional lines insurance. Aspen Re offers a variety of reinsurance and retrocession products, including, but not limited to: (i) property catastrophe reinsurance; (ii) other property reinsurance; (iii) casualty reinsurance; and (iv) specialty reinsurance.
In addition, we participate in the alternative reinsurance market through ACM, which focuses on developing alternative reinsurance structures and products to leverage the Company’s existing underwriting franchise and increase its operational flexibility in the capital markets. ACM provides investors direct access to the Company’s underwriting and analytical expertise and earns underwriting, management and performance fees from the Company and other third-party investors primarily through the management of insurance-linked securities (“ILS”) funds and other offerings. It operates primarily two distinct strategies, namely, building insurance risk portfolios tailored to investor objectives through capital sourced by ACML and strategically structuring and placing defined Aspen portfolios aligned with capital markets investors through the use of sidecars, including Peregrine Reinsurance Ltd., a special purpose insurer (“Peregrine”).
Our principal executive offices are located at 141 Front Street, Hamilton HM 19, Bermuda. Our telephone number is (441) 295-8201.
For further information regarding Aspen Holdings, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement for more information.
Recent Developments
In December 2023, we filed a registration statement with the SEC relating to a proposed initial public offering of our ordinary shares (the “Initial Public Offering”). Completing the Initial Public Offering will require the SEC to declare the registration statement on Form F-1 effective, and listing our ordinary shares on the NYSE will require the approval of the NYSE. Moreover, in addition to required regulatory actions, a decision to proceed with the Initial Public Offering and listing of our ordinary shares on the NYSE depends on our evaluation of market conditions and other factors, many of which are beyond our control. Accordingly, there can be no assurance as to when, or even if, we will be able to complete the Initial Public Offering or successfully list our ordinary shares on the NYSE.

THE OFFERING
The description of the terms of the Preference Shares and the Depositary Shares in this section is only a summary. Because the following summary may not contain all of the information that is important to you, you should refer to the certificate of designation relating to the Preference Shares (the “certificate of designation”) and our Deposit Agreement (as defined in “Description of the Depositary Shares—General” in this prospectus supplement) relating to the Depositary Shares for a complete description of the terms of the Preference Shares and the Depositary Shares, which will be included as an exhibit to a report that we will file with the SEC. You should also refer to the sections entitled “Description of the Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement and “Description of the Preference Shares” and “Description of the Depositary Shares” in the accompanying prospectus.

Issuer	Aspen Insurance Holdings Limited, a Bermuda holding company.

Securities Offered
8,000,000 Depositary Shares, each representing a 1/1,000th interest in a share of our 7.00% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share), plus up to an additional 1,200,000 Depositary Shares if the underwriters exercise their over-allotment option in full. Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a Preference Share represented by such Depositary Share, to all the rights and preferences of the Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights).

Dividends
Holders of Preference Shares will be entitled to receive, only when, as and if declared by our board of directors, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, commencing on April 1, 2025, in an amount per share equal to 7.00% of the liquidation preference per annum (equivalent to $437.50 per Preference Share and $0.4375 per Depositary Share for a full dividend period). Dividends that are not declared will not accumulate and will not be payable. See “Description of the Preference Shares—Dividends” and “Description of the Depositary Shares—Dividends and Other Distributions” in this prospectus supplement and “Description of the Preference Shares—Future Series of Preference Shares—Dividends” in the accompanying prospectus.
So long as any Preference Shares remain in issue, no dividend shall be paid or declared on our ordinary shares or any of our other securities ranking junior to or on parity with the Preference Shares (except in the case of the parity stock on a pro rata basis with the Preference Shares as described herein) (other than a dividend payable solely in ordinary shares or in such other junior stock or parity stock, as applicable) and no ordinary shares, other junior stock or parity stock shall be purchased, redeemed or otherwise acquired for consideration by us (other than as specified herein), unless the full dividends for the latest completed dividend period on all issued Preference Shares and any parity stock have been declared and paid or provided for.

Aspen Holdings is a holding company and has no direct operations. The ability of Aspen Holdings to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to Aspen Holdings. Our Operating Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions. See “Description of the Preference Shares—Certain Restrictions on Payment of Dividends” in this prospectus supplement.

Redemption
On November 30, 2029 and at any time thereafter, we may redeem the Preference Shares, in whole or from time to time in part, at a cash redemption price of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.
The Preference Shares are not redeemable prior to November 30, 2029, except as described below.
At any time prior to November 30, 2029, we may redeem the Preference Shares, in whole or from time to time in part, at a cash redemption price of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days of the date on which we have reasonably determined that a capital disqualification redemption event has occurred.
At any time prior to November 30, 2029, we may redeem the Preference Shares, in whole or from time to time in part, at a cash redemption price of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time following the occurrence of a tax event.
At any time prior to November 30, 2029, if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of any change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time in issue, we will have the option to redeem all of the issued Preference Shares at a cash redemption price of $26,000 per Preference Share (equivalent to $26 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.
At any time prior to November 30, 2029, the Preference Shares are redeemable at our option, in whole, at a cash redemption price of $25,500 per Preference Share (equivalent to $25.50 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days after the occurrence of a rating agency event.

We may only redeem or repurchase the Preference Shares at any time if (1) we have sufficient funds in order to meet the Enhanced Capital Requirement after giving effect to such redemption or repurchase or (2) we replace the capital represented by Preference Shares to be redeemed or repurchased with capital having equal or better capital treatment as the Preference Shares under the Enhanced Capital Requirement. Further, any redemption or repurchase of the Preference Shares by us occurring prior to November 30, 2029 will be subject to BMA Approval (provided that, if under the Applicable Supervisory Regulations, BMA Approval is not required at the time in order for the Preference Shares to qualify or continue to qualify as Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon us by the BMA, such BMA Approval will not be required).
If the Preference Shares are redeemed, in whole or in part, a corresponding number of Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the Preference Shares held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per Preference Share.
See “Description of the Preference Shares—Restrictions on Redemption and Repurchases” in this prospectus supplement for the definitions of “Enhanced Capital Requirement,” “BMA Approval” and “Applicable Supervisory Regulations” and “Description of the Preference Shares—Variation or Exchange” in this prospectus supplement for the definition of “Capital Adequacy Regulations.” Also see generally “Description of the Preference Shares—Optional Redemption” in this prospectus supplement.

Variation or Exchange	At any time following a tax event or at any time following a capital disqualification change event (as defined in “Description of the Preference Shares—Variation or Exchange” in this prospectus supplement), we may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares or exchange the Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts (as defined in “Description of the Preference Shares—Additional Amounts” in this prospectus supplement) with respect to the Preference Shares as a result of a change in tax law (as defined in “Description of the Preference Shares—Optional Redemption—Tax Event” in this prospectus supplement) or (ii) in the case of a capital disqualification change event (as defined in “Description of the Preference Shares—Variation or Exchange” in this prospectus supplement), would cause the Preference Shares to become securities that qualify as at least Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable Capital Adequacy Regulations (as defined in “Description of the Preference Shares—Variation or Exchange” in this prospectus supplement) imposed upon us by the BMA, including the Enhanced Capital Requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of Aspen Holdings or any subsidiary thereof. No such variation of terms or securities received in exchange shall change certain specified terms of Preference Shares. See “Description of the Preference Shares—Variation or Exchange” in this prospectus supplement.

Ranking
The Preference Shares:
•will rank senior to our junior stock as to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, our ordinary shares comprise the only class of shares that would be considered junior stock;
•will rank equally with each other series of our capital stock ranking on parity with the Preference Shares as to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up, which we refer to as parity stock. As of the date of this prospectus supplement, our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, each with a liquidation preference of $25 (the “Fixed-to-Floating Preference Shares”) , our 5.625% Perpetual Non-Cumulative Preference Shares, each with a liquidation preference of $25 (the “5.625% Preference Shares”) and our 5.625% Perpetual Non-Cumulative Preference Shares, each with a liquidation preference of $25,000 (the “Depositary Preference Shares”), which are represented by depositary shares, comprise the only classes of shares that would be considered parity stock with the Preference Shares; and
•will rank junior to any series of shares ranking senior to the Preference Shares as to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, we do not have shares that would be considered senior stock.
The Preference Shares will rank junior to all of our existing debt obligations and future debt obligations. The Preference Shares will also be structurally or contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.
We currently have 21,010,000 preference shares in issue in the forms of 11,000,000 shares of the Fixed-to-Floating Preference Shares (representing an aggregate liquidation preference of $275.0 million), 10,000,000 shares of the 5.625% Preference Shares (representing an aggregate liquidation preference of $250.0 million) and 10,000 shares of the Depositary Preference Shares (representing an aggregate liquidation preference of $250.0 million) (such 10,000 Depositary Preference Shares are represented by 10,000,000 depositary shares, each of which represents a 1/1,000th interest in a share of the Depositary Preference Shares).

Liquidation Rights	Upon any liquidation, dissolution or winding up of Aspen Holdings, holders of the Preference Shares are entitled to receive from our assets legally available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or other junior stock and after satisfaction of indebtedness and other liabilities of Aspen Holdings (including policyholder obligations of its subsidiaries), if any, a liquidation preference in the amount of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends thereon, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends. See “Description of the Preference Shares—Liquidation Rights” in this prospectus supplement and “Description of the Preference Shares—Future Series of Preference Shares—Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Voting, Director Appointing and Other Rights
Except as required by Bermuda law and except with respect to limited rights to vote as a class that are described below, the holders of Preference Shares will have no voting rights. See “Risk Factors—Risks Relating to the Preference Shares and the Depositary Shares—The voting rights of holders of the Preference Shares, and in turn, the Depositary Shares, are limited.”
Whenever dividends on any Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of the Preference Shares, acting together as a single class with holders of any and all other series of appointing preference shares (as defined in “Description of the Preference Shares—Voting, Director Appointing and Other Rights—Director Appointing and Other Rights— Director Appointing Rights” in this prospectus supplement) then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), will be entitled, at a special general meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of appointing preference shares then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), to the appointment of two additional directors to our board of directors, and the number of directors that comprise our board will be increased by the number of directors so appointed; provided that the appointment of any such directors shall not cause us to violate the corporate governance requirements of the NYSE as applied to U.S. issuers (or any other securities exchange or automated quotation system on which our securities may be then listed or quoted) that listed companies must have a majority of independent directors. These appointing rights and the terms of the directors so appointed will continue until dividends on the Preference Shares and any such series of appointing preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66⅔% of the aggregate liquidation preference of issued Preference Shares and any series of appointing preference shares (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to the Preference Shares as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or our bye-laws that would materially adversely affect the rights of holders of the Preference Shares.
If all of our preference shares are not equally affected by any such proposed amendment and if the Preference Shares would have diminished status compared to our other preference shares as a result, then the approval of holders of at least 66⅔% of the issued Preference Shares, voting together as a single class, shall also be required.

Because each Depositary Share represents a 1/1,000th interest in a Preference Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Preference Shares under those limited circumstances in which holders of the Preference Shares are entitled to vote.

Maturity	The Preference Shares do not have any maturity date, and we are not required to redeem the Preference Shares. Accordingly, the Preference Shares will remain in issue indefinitely, unless and until we decide to redeem them.

Additional Amounts	We will make all payments on the Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined in “Description of the Preference Shares—Optional Redemption—Tax Event” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted. If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions, pay to the holders and beneficial owners of the Preference Shares such additional amounts as may be necessary so that every net payment made to such holders or beneficial owners, after the withholding or deduction, will not be less than the amount provided for in the certificate of designation to be then due and payable. See “Description of the Preference Shares—Additional Amounts” in this prospectus supplement.

Additional Preference Shares
We may in the future from time to time, without notice to or consent of the holders of the Preference Shares, issue additional shares of the Preference Shares (including additional Depositary Shares representing Preference Shares); provided that any such additional shares are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and such additional shares are otherwise treated as fungible with the Preference Shares for U.S. federal income tax purposes. The additional shares would form a single series with the Preference Shares.

Listing	We intend to apply to list the Depositary Shares on the NYSE under the symbol “AHLPRF.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Depositary Shares. We do not expect that there will be any separate public trading market for the Preference Shares except as represented by the Depositary Shares.

Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $193.0 million (approximately $222.1 million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering to fund the redemption of some or all of our Fixed-to-Floating Preference Shares and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Conversion	The Preference Shares are not convertible into or exchangeable for any of our other securities or property.

Conflicts of Interest
Affiliates of Apollo Global Securities, LLC own in excess of 10% of our issued ordinary shares. Because Apollo Global Securities, LLC is an underwriter in this offering and its affiliates own in excess of 10% of our issued ordinary shares, Apollo Global Securities, LLC is deemed to have a “Conflict of Interest” with us under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. Apollo Global Securities, LLC will not confirm sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Underwriting (Conflicts of Interest).”

Risk Factors
See “Risk Factors” on page S-9 in this prospectus supplement and on page 3 in the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision.

Form of Depositary Shares	The Depositary Shares will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that holders will not receive a certificate for their Depositary Shares, and the Depositary Shares will not be registered in their names. Ownership interests in the Depositary Shares will be shown on, and transfers of the Depositary Shares will be effected only through, records maintained by participants in DTC. DTC and the dividend disbursing agent for the Depositary Shares will be responsible for dividend payments to you.

Dividend Disbursing Agent	Computershare Inc.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Redemption Agent	Computershare Inc. and Computershare Trust Company, N.A.

Depositary	Computershare Inc. and Computershare Trust Company, N.A.

RISK FACTORS
You should consider carefully the risks described in this prospectus supplement below and the risks described under “Risk Factors” incorporated by reference in this prospectus supplement from our 2023 Form 20-F filed with the SEC for additional information on factors that may affect our future business or operating results. These risk factors could cause our actual results to differ materially from those in the forward-looking statements and other statements contained in this prospectus supplement and other documents that we file with the SEC. These risks and uncertainties are not the only ones we face or which relate to an investment in the Depositary Shares. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of these risks could result in a significant or material adverse effect on our results of operations or financial condition.
Risks Relating to the Preference Shares and the Depositary Shares
You are making an investment decision with regard to the Depositary Shares as well as the Preference Shares.
We are issuing fractional interests in the Preference Shares in the form of Depositary Shares. Accordingly, the Depositary will rely on the dividends and other distributions it receives on the Preference Shares to fund all payments on the Depositary Shares. You should carefully review the information describing both of these securities under the sections entitled “Description of the Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement.
General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.
There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond our control, will influence the market prices of the Depositary Shares. Factors that might influence the market prices of the Depositary Shares include, but are not limited to:
•whether dividends have been declared and are likely to be declared and paid on the Preference Shares from time to time;
•our creditworthiness, financial condition, performance and prospects;
•whether the ratings on the Preference Shares provided by any ratings agency has changed;
•the market for similar securities and the interest rate environment; and
•economic, financial, geopolitical, regulatory or judicial events that affect us or the insurance or financial markets generally.
Accordingly, if you purchase the Depositary Shares, the Depositary Shares may trade at a discount to the price that you paid for them.
Dividends on the Preference Shares are non-cumulative.
Dividends on the Preference Shares are non-cumulative and are payable only out of available funds under Bermuda law. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preference Shares will not be entitled to receive any such dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preference Shares.
Distributions on the Depositary Shares are subject to dividends on the Preference Shares.
As described in this prospectus supplement, the Depositary Shares we are issuing are comprised of fractional interests in the Preference Shares. The Depositary will rely solely on the dividend payments and other distributions on the Preference Shares it receives from us to fund all payments on the Depositary Shares. Dividends on the Preference Shares will be non-cumulative and payable only when, as and if declared by our board of directors. If our board of directors does not declare a dividend on the Preference Shares for any period, holders of the Depositary Shares will have no right to receive a dividend for that period.
Our holding company structure and certain Companies Act, regulatory and other constraints may limit our ability to pay dividends.
We are a holding company and, as such, we do not have any direct operations. Our assets primarily consist of ownership of the shares of our subsidiaries, including our Operating Subsidiaries, a portfolio of fixed income securities and cash and cash equivalents. Dividends and other permitted distributions and loans from our Operating Subsidiaries are expected to be our sole source of funds to meet ongoing cash requirements, including our debt service payments and other expenses, and dividend payments to our preference or ordinary shareholders, as appropriate, including dividend payments relating to the Preference Shares and, in turn, distributions on the Depositary Shares. Our Operating Subsidiaries are subject to capital, regulatory and other requirements that inform their ability to declare and pay dividends or distributions. These and other requirements may mean that our Operating Subsidiaries are unable to pay sufficient dividends to enable us to meet our ongoing cash requirements, which could materially adversely affect our liquidity or financial condition. As we are a holding company, our right, and hence the right of our creditors and security holders, to participate in any distribution of assets by any of our subsidiaries, upon our liquidation or reorganization or otherwise, is subject to the prior claims of policyholders and creditors of these subsidiaries.
Additionally, we are subject to Bermuda regulatory constraints that will affect our ability to pay dividends on the Preference Shares and, in turn, distributions on the Depositary Shares. Under the Companies Act, we may declare or pay a dividend, or make a distribution out of contributed surplus, only if we have reasonable grounds to believe that we are, and would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than our liabilities. Under Bermuda law, no redemption of the Preference Shares may be effected if on the date that the redemption is to be effected we have reasonable grounds to believe that we are, or after the redemption would be, unable to pay our liabilities as they become due. In addition, any financing arrangements that we may enter into in the future may further limit our ability to pay dividends on our share capital, including the Preference Shares and, in turn, distributions on the Depositary Shares.
The market price of the Depositary Shares may be discounted significantly if we do not declare or are unable to pay dividends.
If we do not declare or are unable to pay dividends on the Preference Shares and, in turn, the Depositary Shares, you may be unable to sell your Depositary Shares at a price that reflects the value of the potential dividends. To the extent a trading market develops for the Depositary Shares, that market may not continue during such a period where we do not pay dividends, and you may be unable to sell your Depositary Shares at those times, either at a price that reflects the value of the potential dividends under the Depositary Shares or at all.
We are able to redeem the Preference Shares at our option on November 30, 2029 and any date thereafter or, following the occurrence of certain events, prior to November 30, 2029, but are under no obligation to do so.
Neither the Depositary Shares nor the Preference Shares have a maturity date and neither the Depositary Shares nor the Preference Shares are subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the Preference Shares, in whole or from time to time in part, at a cash redemption price of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, (i) on November 30, 2029 and at any time thereafter, (ii) at any time prior to November 30, 2029 following the occurrence of a tax event, or (iii) at any time prior to November 30, 2029 within 90 days of the date on which we have reasonably determined that a capital disqualification redemption event has occurred, in each case, as described in this prospectus supplement. At any time prior to November 30, 2029, we will have the option to redeem all of the issued Preference Shares at a cash redemption price of $26,000 per Preference Share (equivalent to $26 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of any change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time in issue. In addition, at any time prior to November 30, 2029, the Preference Shares are redeemable at our option, in whole, at a cash redemption price of $25,500 per Preference Share (equivalent to $25.50 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days after the occurrence of a rating agency event.

Notwithstanding anything to the contrary set forth herein, redemption of the Preference Shares will be subject to our compliance with certain conditions as described further in “Description of the Preference Shares—Restrictions on Redemption and Repurchases.”
We do not need your consent in order to redeem the Preference Shares as described in the paragraphs above. If the Preference Shares are redeemed, in whole or in part, a corresponding number of Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the Preference Shares held by the Depositary. In the case of a redemption, you may not be able to invest the proceeds in an investment with a comparable return. You may not require us to redeem or repurchase the Preference Shares under any circumstances. However, our ability to redeem the Preference Shares may be subject to regulatory approval depending on the size of the redemption in relation to overall capital and issues of solvency.
The Preference Shares are equity and are subordinate to our existing and future indebtedness.
The Preference Shares are equity interests and do not constitute indebtedness and will rank senior to our ordinary shares and on parity with our Fixed-to-Floating Preference Shares, our 5.625% Preference Shares and our Depositary Preference Shares. However, the Preference Shares will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims, including in the event of our liquidation, dissolution or winding up. As of September 30, 2024, our consolidated indebtedness was $300.0 million. We may incur additional indebtedness in the future and our future indebtedness may restrict payments of dividends on the Preference Shares and, in turn, the Depositary Shares. As a result, in the event of our dissolution, liquidation or winding up, our assets will be available to pay the liquidation preference plus declared and unpaid dividends thereon, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends, only after our creditors are paid in full. There may not be sufficient assets remaining to pay amounts due on the Preference Shares.
Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Preference Shares (i) dividends are payable only when, as and if declared by our board of directors and (ii) as a corporation, we are subject to restrictions on payment of dividends and any redemption price out of lawfully available funds (i.e., after satisfaction of indebtedness and other liabilities).
The Preference Shares will also be structurally or contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries, totaling $12.7 billion as of September 30, 2024. Additionally, the Preference Shares do not represent a claim against any of our subsidiaries and, accordingly, are structurally subordinated to all obligations of our subsidiaries.
The Depositary Shares may not have an active trading market.
The Preference Shares and the Depositary Shares are new issues with no established trading market. We intend to apply to list the Depositary Shares on the NYSE; however, we cannot assure you that the Depositary Shares will be approved for listing. If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Depositary Shares. If the Depositary Shares are approved for listing, an active trading market on the NYSE may not develop, or, even if it does develop, may not continue, in which case the trading prices of the Depositary Shares could be adversely affected and your ability to trade your shares may be limited. Even if a trading market does develop, it may not have significant liquidity, and transaction costs in such a market could be high. We have been advised by the underwriters that they intend to make a market in the Depositary Shares, but the underwriters are not obligated to do so and may cease market-making activities, if commenced, at any time and without notice. We do not expect that there will be any separate public trading market for the Preference Shares except as represented by the Depositary Shares.
There is no limitation on our issuance of securities that rank on parity with the Preference Shares.
We may issue securities that rank on parity with the Preference Shares without limitation. The issuance of securities ranking on parity with the Preference Shares may reduce the amount recoverable by holders of the Preference Shares and in turn, the Depositary Shares in the event of our liquidation, dissolution or winding-up.
We currently have 21,010,000 preference shares in issue in the forms of 11,000,000 shares of the Fixed-to-Floating Preference Shares (representing an aggregate liquidation preference of $275.0 million), 10,000,000 shares of the 5.625% Preference Shares (representing an aggregate liquidation preference of $250.0 million) and 10,000 shares of the Depositary Preference Shares (representing an aggregate liquidation preference of $250.0 million) (such 10,000 Depositary Preference Shares are represented by 10,000,000 depositary shares, each of which represents a 1/1,000th interest in a share of the Depositary Preference Shares).

Market interest rates may adversely affect the value of the Depositary Shares.
One of the factors that will influence the price of the Depositary Shares will be the dividend yield on the Depositary Shares (as a percentage of the price of the Depositary Shares, as applicable) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Depositary Shares to seek a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Depositary Shares to decrease.
The voting rights of holders of the Preference Shares, and in turn, the Depositary Shares, are limited.
Holders of the Preference Shares and, in turn, the Depositary Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Preference Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can vote only whole shares of Preference Shares and any remaining votes of holders of the Depositary Shares will not be voted. The limited voting rights of holders of the Preference Shares include the right to vote as a class on certain fundamental matters that affect the preference or special rights of the Preference Shares, as described under “Description of the Preference Shares—Voting, Director Appointing and Other Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. In addition, whenever dividends on any Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive, subject to certain conditions, the holders of the Preference Shares, acting together as a single class with holders of any and all other series of appointing preference shares then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), will be entitled, at a special general meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of appointing preference shares then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), to the appointment of two additional directors to our board of directors subject to the terms and to the limited extent described under “Description of the Preference Shares—Voting, Director Appointing and Other Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement.
Holders may not be able to appoint directors to our board of directors in the event of nonpayment of dividends.
In the event that we fail to make dividend payments for any six dividend periods, whether or not consecutive, subject to certain conditions, the holders of the Preference Shares, acting together as a single class with holders of any and all other series of appointing preference shares then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), will be entitled, at a special general meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of appointing preference shares then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), to the appointment of two additional directors to our board of directors. We cannot assure you that a court will find that holders are entitled to appointing rights if the conditions necessary for the exercise of such rights have not been satisfied. In such event, holders may not be able to appoint directors to our board of directors in the event of a nonpayment of dividends. These appointing rights and the terms of the directors so appointed will continue until dividends on the Preference Shares and any such series of appointing preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
The Preference Shares ratings may be downgraded or withdrawn. In addition, we may redeem the Preference Shares if a rating agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Preference Shares.
We have sought to obtain a rating for the Preference Shares. However, if any ratings are assigned to the Preference Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Depositary Shares. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Preference Shares and the Depositary Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Preference Shares or the Depositary Shares may not reflect all risks related to us and our business, or the structure or market value of the Preference Shares or the Depositary Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Depositary Shares.

The rating agencies that currently or may in the future publish a rating for us or the Preference Shares may, from time to time, change the way they analyze securities with features similar to the Preference Shares. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Preference Shares, which is sometimes called “notching.” If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Preference Shares are subsequently lowered, the trading price of the Depositary Shares may be negatively affected. In addition, we may redeem, at our option, the Preference Shares and, in turn, the Depositary Shares, in whole, at any time prior to November 30, 2029, within 90 days after the occurrence of a rating agency event. See “Description of the Preference Shares—Optional Redemption—Rating Agency Event.”
The regulatory capital treatment of the Preference Shares may not be what we anticipate and we may vary the terms of the Preference Shares or exchange the Preference Shares for new securities without your consent or approval.
The Preference Shares are intended to constitute Tier 2 capital in accordance with the group insurance requirements of the BMA, and must comply with the Enhanced Capital Requirement pursuant to the Group Supervision Rules (each as defined in “Description of the Preference Shares—Restrictions on Redemption and Repurchases” in this prospectus supplement). In order for the Preference Shares to qualify as Tier 2 capital, the terms of the Preference Shares should reflect the criteria contained in the Group Supervision Rules. No assurance can be made that the BMA will deem that the Preference Shares constitute Tier 2 capital under the Group Supervision Rules. We will be entitled to vary the terms of the Preference Shares or exchange the Preference Shares for new securities without your consent or approval to achieve desired regulatory capital treatment in the event of a capital disqualification change event or following the occurrence of a tax event, subject to the limitations described herein. See “Description of the Preference Shares—Variation or Exchange” in this prospectus supplement. In addition, at any time prior to November 30, 2029, we may redeem the Preference Shares, in whole or from time to time in part, at a cash redemption price of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days of the date on which we have reasonably determined that a capital disqualification redemption event has occurred, subject to our compliance with certain conditions as described further in “Description of the Preference Shares—Restrictions on Redemption and Repurchases.”
A classification of the Depositary Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Depositary Shares.
The National Association of Insurance Commissioners (the “NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as either debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the Depositary Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the Depositary Shares as common equity may adversely affect U.S. insurance companies that hold Depositary Shares. In addition, a determination by the NAIC to classify the Depositary Shares as common equity may adversely impact the trading of the Depositary Shares in the secondary market.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $193.0 million (approximately $222.1 million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering to fund the redemption of some or all of our Fixed-to-Floating Preference Shares and for general corporate purposes. This prospectus supplement shall not constitute a notice of redemption under the certificate of designation governing our Fixed-to-Floating Preference Shares. Any such notice, if made, will only be made in accordance with the provisions of such certificate of designation. There can be no assurance as to whether we actually implement any such redemption of the Fixed-to-Floating Preference Shares.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of September 30, 2024 on an actual basis and as adjusted (assuming the underwriters do not exercise their over-allotment option) to reflect this offering.
You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2024
	Actual	Adjusted
	(in millions, except for par value data)
Cash and Cash Equivalents(1)	$1,244.9	$1,437.90
Long-term Debt Obligations(2):
Revolving credit facility(3)	$—	$—
2026 Term Loan	$300.0	$300.0
Total long-term debt obligations	$300.0	$300.0
Shareholders’ Equity:
Ordinary Shares:
60,395,839 ordinary shares of par value $0.01 issued and outstanding, and 750,000,000 ordinary shares authorized, actual and as adjusted	$0.6	$0.6
Preference Shares:
11,000,000 Fixed-to-Floating Preference Shares of par value US$0.0015144558 per share (liquidation preference $25 each), actual and as adjusted(4)	270.6	270.6
10,000,000 5.625% Preference Shares of par value US$0.0015144558 per share (liquidation preference $25 each), actual and as adjusted(4)	241.3	241.3
10,000 Depositary Preference Shares of par value US$0.0015144558 per share (liquidation preference $25,000 per share)(represented by depositary shares, each with a liquidation preference of $25 per share), actual and as adjusted(4)	241.6	241.6
8,000 7.00% Perpetual Non-Cumulative Preference Shares, represented by the 8,000,000 Depositary Shares offered hereby(5)	—	193.0
Additional Paid-in Capital	761.2	761.2
Retained Earnings	1,794.9	1,794.9
Accumulated other comprehensive income, net of taxes	(287.0)	(287.0)
Total Shareholders’ Equity	$3,023.2	$3,216.2
Total Capitalization	$3,323.2	$3,516.2
__________________
(1)Reflects an increase to cash and cash equivalents from the net proceeds of this offering. We intend to use the net proceeds from this offering to fund the redemption of some or all of our Fixed-to-Floating Preference Shares and for general corporate purposes. There can be no assurance as to whether we actually implement any such redemption of the Fixed-to-Floating Preference Shares.
(2)Does not reflect letters of credit outstanding under our letter of credit facilities and revolving credit facility.
(3)As of September 30, 2024, we had undrawn commitments available for borrowings under our revolving credit facility of up to $300.0 million (there were no outstanding letters of credit under such facility as of such date). We have the option to increase the aggregate amount of our revolving credit facility by up to $100.0 million, subject to certain conditions. Aspen Holdings and certain of its direct or indirect subsidiaries are the borrowers under such revolving credit facility and Aspen Holdings has guaranteed the borrowings of any such subsidiary borrowers under our revolving credit facility.
(4)The liquidation preference is reflected net of issuance costs.
(5)Reflects the liquidation preference net of issuances costs (including estimated expenses and the underwriting discount payable by us).

DESCRIPTION OF THE PREFERENCE SHARES
The following description is a summary of certain provisions of the certificate of designation for our 7.00% Perpetual Non-Cumulative Preference Shares (which we refer to as “Preference Shares”). The following description is only a summary and does not define your rights as a holder of the Preference Shares. We urge you to read the certificate of designation in its entirety because, in conjunction with Bermuda law, it defines your rights as a holder of the Preference Shares. A copy of the certificate of designation and the form of Preference Shares share certificate will be filed as exhibits to our Form 6-K that we intend to file with the SEC in connection with this offering and will also be available upon request from us as set forth under “Incorporation of Certain Documents by Reference” in this prospectus supplement.
When we refer to “us,” “we,” “our” and “Aspen Holdings” in this section, we refer only to Aspen Holdings and not any of its subsidiaries.
General
The Preference Shares will rank senior to our junior stock (as defined under “—Ranking”) and equally with each other series of our parity stock (as defined under “—Ranking”) with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. At present, we have no issued shares that are senior to the Preference Shares with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up. We have three issued series of preference shares: (i) 11,000,000 shares of the Fixed-to-Floating Preference Shares, each with a liquidation preference of $25 (representing an aggregate liquidation preference of $275.0 million), (ii) 10,000,000 shares of the 5.625% Preference Shares, each with a liquidation preference of $25 (representing an aggregate liquidation preference of $250.0 million), and (iii) 10,000 shares of the Depositary Preference Shares, each with a liquidation preference of $25,000 (representing an aggregate liquidation preference of $250.0 million) (such 10,000 Depositary Preference Shares are represented by 10,000,000 depositary shares, each of which represents a 1/1,000th interest in a share of the Depositary Preference Shares), that are on parity with the Preference Shares with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.
We may in the future from time to time, without notice to or consent of the holders of the Preference Shares, issue additional shares of the Preference Shares (including additional Depositary Shares representing Preference Shares); provided that any such additional shares are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and such additional shares are otherwise treated as fungible with the Preference Shares for U.S. federal income tax purposes. The additional shares would form a single series with the Preference Shares.
We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after satisfaction of indebtedness and other liabilities). The Preference Shares will be fully paid and non-assessable when issued.
Holders of the Preference Shares will not have preemptive or subscription rights to acquire more of our capital stock.
The Preference Shares will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of ours or our property or assets. The Preference Shares have no stated maturity and will not be subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other obligation of ours to redeem, repurchase or retire the Preference Shares.
By purchasing Depositary Shares representing Preference Shares, each holder of Depositary Shares is deemed to acknowledge and agree that, in accordance with the Group Supervision Rules with respect to Tier 2 capital, the Preference Shares will be unencumbered, will not contain terms or conditions designed to accelerate or induce the insolvency of Aspen Holdings or any insurance subsidiary thereof and will not give rise to a right of set-off against the claims and obligations of Aspen Holdings or any insurance subsidiary thereof to an investor or creditor.
Ranking
The Preference Shares, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution:
•will rank senior to our junior stock;

•will rank equally with each other series of our parity stock;
•will rank junior to any senior stock;
•will rank junior to all of our existing debt obligations and future debt obligations; and
•will be structurally or contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.
As used in this prospectus supplement, “junior stock” means any class or series of our capital stock that ranks junior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Aspen Holdings. Junior stock includes our ordinary shares.
As used in this prospectus supplement, “parity stock” means any class or series of our capital stock that ranks equally with the Preference Shares as to payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Aspen Holdings. At present, our Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares are the only series of our capital stock that would be considered parity stock with the Preference Shares.
As used in this prospectus supplement, “senior stock” means any class or series of our capital stock that ranks senior to the Preference Shares as to payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Aspen Holdings. At present, we have not issued any shares of senior stock.
Our board of directors may from time to time create and issue new junior stock and parity stock of other series without the approval of the holders of the Preference Shares and fix their relative rights, preferences and limitations. In addition, with the approval of the requisite holders of the issued Preference Shares and any series of appointing preference shares, voting together as a single class, our board of directors may create and issue new senior stock (or any security convertible into or exchangeable for senior stock) and fix the relative rights, preferences and limitations of such senior stock. See “—Voting, Director Appointing and Other Rights—Voting Rights” in this prospectus supplement.
Dividends
Dividends on the Preference Shares are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preference Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such dividend period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preference Shares.
Holders of Preference Shares will be entitled to receive, only when, as and if declared by our board of directors, out of funds legally available for the payment of dividends under Bermuda law, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2025. Dividends that are not declared will not accumulate and will not be payable. To the extent declared, dividends will be payable, with respect to each dividend period, in an amount per share equal to 7.00% of the liquidation preference per annum (equivalent to $437.50 per Preference Share and $0.4375 per Depositary Share for a full dividend period).
Dividends that are payable on the Preference Shares on any dividend payment date will be payable to holders of record of the Preference Shares as they appear in our register of members at 5:00 p.m. (New York City time) on the immediately preceding December 15, March 15, June 15 and September 15 (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preference Shares and will end on and exclude the April 1, 2025 dividend payment date. If any dividend payment date falls on a day other than a business day, then such date shall nevertheless be a dividend payment date but any dividend declared and otherwise payable on that dividend payment date will instead be paid on the next business day without any adjustment to the amount of dividends paid. If a redemption date falls on a day that is not a business day, the payment of dividends and redemption price will be made on the first business day following such redemption date, without accrual to the actual payment date.
Dividends payable on the Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.
So long as any Preference Shares remain in issue for any dividend period, unless the full dividends for the latest completed dividend period on all issued Preference Shares and parity stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
•no dividend shall be paid or declared on our ordinary shares or any other shares of our junior stock or parity stock (except in the case of the parity stock on a pro rata basis with the Preference Shares as described below), other than a dividend payable solely in our ordinary shares, other junior stock or parity stock, as applicable; and
•no ordinary shares, other junior stock or parity stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, or a reclassification of parity stock for or into other parity stock, as applicable, or the exchange or conversion of one share of junior stock for or into another share of junior stock or the exchange or conversion of one share of parity stock for or into another share of parity stock, as applicable, (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, (3) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants or (4) in the case of parity stock, in accordance with the provisions of the fifth paragraph under “—Optional Redemption—Procedures for Redemption”).
When dividends are not paid or duly provided for in full on any dividend payment date upon the Preference Shares and any shares of parity stock, all dividends declared upon the Preference Shares and all such parity stock and payable on such dividend payment date shall be declared on a pro rata basis so that the respective amounts of such dividends shall bear the same ratio to each other as the full amount of dividends payable on the issued Preference Shares for such dividend period and the accumulated and unpaid dividends, or the full amount of dividends payable for such dividend period in the case of non-cumulative preferred stock, on all such parity stock bear to each other. In the case of any parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preference Shares, the measurement date for such parity stock shall be the dividend payment date falling within the related dividend period for the Preference Shares.
Certain Restrictions on Payment of Dividends
Aspen Holdings is a holding company and has no direct operations. The ability of Aspen Holdings to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to Aspen Holdings.
Our Operating Subsidiaries are subject to capital, regulatory and other requirements that inform their ability to declare and pay dividends or distributions. For example, under the Insurance Act (as defined in “—Restrictions on Redemption and Repurchases” in this prospectus supplement), dividends by a class 4 insurer, such as Aspen Bermuda, exceeding 25% of its total statutory capital and surplus as shown on the statutory balance sheet for the previous financial year, are prohibited unless Aspen Bermuda files (at least seven days before payment of such dividends) with the BMA an affidavit signed by two directors (one of whom must be a director resident in Bermuda if the insurer has a director so resident) and the principal representative of the insurer declaring that the insurer will remain in compliance with the solvency margin and liquidity requirements of the Insurance Act after declaration and payment of such dividend.
Under the Companies Act, we may declare or pay a dividend on the Preference Shares only if we have reasonable grounds to believe that we are, and would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than our liabilities. Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we will not be able to declare or pay a dividend on the Preference Shares if we are or, after giving effect to such payment would be, in breach of the Insurance Act, the Group Supervision Rules, the Group Solvency Standards, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations (each as defined in “—Restrictions on Redemption and Repurchases” in this prospectus supplement).

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Aspen Holdings, holders of the Preference Shares are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of indebtedness and other liabilities of Aspen Holdings (including policyholder obligations of its subsidiaries), if any, a liquidation preference in the amount of $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends thereon, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends (the “liquidation distribution”), before any distribution of assets is made to holders of our ordinary shares, or any of our other shares of junior stock. After the payment to the holders of the Preference Shares of the liquidation distribution to which such holders are entitled, the holders of the Preference Shares shall have no right or claim to any of the remaining assets of Aspen Holdings.
In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of the Preference Shares and all holders of any parity stock, the amounts paid to the holders of the Preference Shares and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. If the liquidation preference has been paid in full to all holders of the Preference Shares and any holders of parity stock, the holders of our other capital stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
A consolidation, amalgamation, merger, arrangement or reconstruction involving Aspen Holdings or the sale or transfer of all or substantially all of the shares of capital stock or the property or business of Aspen Holdings will not be deemed to constitute a liquidation, dissolution or winding-up of Aspen Holdings.
Mandatory Redemption
The Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Preference Shares will have no right to require the redemption or repurchase of the Preference Shares.
Optional Redemption
Our ability to redeem any of the Preference Shares will be subject to the limitations described under “—Restrictions on Redemption and Repurchases.” Further, our ability to effect a redemption of the Preference Shares may be subject to the performance of our subsidiaries. Distributions to us from our Operating Subsidiaries will also be subject to applicable insurance laws and regulatory constraints.
The Preference Shares are not redeemable prior to November 30, 2029, except as described below.
On or After November 30, 2029
On November 30, 2029 and at any time thereafter, the Preference Shares will be redeemable at our option, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior written notice, at a cash redemption price equal to $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends. Our ability to redeem any of the Preference Shares will be subject to the limitations described under “—Restrictions on Redemption and Repurchases.”
Voting Event
At any time prior to November 30, 2029, if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of any change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time in issue, whether voting as a separate series or together with any other series or class of preference shares as a single class, we will have the option, upon not less than 30 nor more than 60 days’ prior written notice, to redeem all of the issued Preference Shares at a cash redemption price of $26,000 per Preference Share (equivalent to $26 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends. Our ability to redeem any of the Preference Shares will be subject to the limitations described under “—Restrictions on Redemption and Repurchases.”

Capital Disqualification Redemption Event
At any time prior to November 30, 2029, the Preference Shares will be redeemable at our option, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior written notice, at a cash redemption price equal to $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time within 90 days of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Preference Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Preference Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Preference Shares, a “capital disqualification redemption event” has occurred; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Preference Shares to be redeemed are the subject of the capital disqualification redemption event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification redemption event will not exist with respect to the then-issued Preference Shares and such redemption will not result in the suspension or removal of the Preference Shares from listing on the NYSE. Our ability to redeem any of the Preference Shares will be subject to the limitations described under “—Restrictions on Redemption and Repurchases.”
As used in this prospectus supplement, a “capital disqualification redemption event” has occurred if the Preference Shares qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of Aspen Holdings or any subsidiary thereof, where capital is subdivided into tiers, as neither Tier 1 nor Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon us by the BMA, which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.
Tax Event
At any time prior to November 30, 2029, the Preference Shares will be redeemable at our option, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior written notice, at a cash redemption price equal to $25,000 per Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time following a tax event. Our ability to redeem any of the Preference Shares will be subject to the limitations described under “—Restrictions on Redemption and Repurchases.”
As used in this prospectus supplement, “tax event” means a “change in tax law” (as defined below) that, in our reasonable determination, results in a substantial probability that we or any entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets (a “successor corporation”) would be required to pay any additional amounts with respect to the Preference Shares, which obligation cannot be avoided by us through reasonable measures.
As used in this prospectus supplement, “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party after the date of this prospectus supplement, or (d) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to Aspen Holdings, in each case, described in (a)-(d) above occurring after the date of this prospectus supplement; provided, however, that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor corporation is organized, such change in tax law must occur after the “succession date” (as defined below). As used in this prospectus supplement, a “relevant taxing jurisdiction” is (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which Aspen Holdings or its dividend disbursing agent are making payments on the Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Aspen Holdings or a successor corporation is organized or generally subject to taxation on a net income basis or any political subdivision or governmental authority of or in that jurisdiction with the power to tax. As used in this prospectus supplement, the “succession date” means the date on which we consolidate, merge or amalgamate with a successor corporation or we convey, transfer or lease substantially all our properties and assets to a successor corporation.

Rating Agency Event
At any time prior to November 30, 2029, the Preference Shares are redeemable at our option, in whole, upon not less than 30 nor more than 60 days’ prior written notice, at a cash redemption price of $25,500 per Preference Share (equivalent to $25.50 per Depositary Share), plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days after the occurrence of a rating agency event. Our ability to redeem any of the Preference Shares will be subject to the limitations described under “—Restrictions on Redemption and Repurchases.”
As used in this prospectus supplement, a “rating agency event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Preference Shares, which amendment, clarification or change results in (1) the shortening of the length of time the Preference Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Preference Shares; or (2) the lowering of the equity credit (including up to a lesser amount) assigned to the Preference Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Preference Shares.
Procedures for Redemption
The redemption price for any shares of Preference Shares shall be payable on the redemption date, which date shall be specified in the notice of redemption, to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for such dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed Preference Shares on such dividend record date relating to the dividend payment date.
If the Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preference Shares to be redeemed within the time period provided above; provided that, if the Preference Shares or any depositary shares representing interests in the Preference Shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:
•the redemption date;
•the number of Preference Shares to be redeemed and, if less than all of the Preference Shares held by such holder are to be redeemed, the number of such Preference Shares to be redeemed from such holder;
•the redemption price or the methodology for determining the redemption price; and
•the place or places where holders may surrender certificates evidencing the Preference Shares for payment of the redemption price.
If notice of redemption of any Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of the Preference Shares so called for redemption, then, from and after the redemption date, dividends will cease to accumulate on such Preference Shares, such Preference Shares shall no longer be deemed in issue and all rights of the holders of such Preference Shares will cease and terminate, except the right to transfer the Preference Shares prior to the redemption date and the right to receive the redemption price.
In case of any redemption of only part of the Preference Shares at the time in issue, the Preference Shares to be redeemed shall be selected either pro rata or by lot.
Unless dividends on all issued Preference Shares and all parity stock shall have been declared and paid (or declared and a sum sufficient for the payment thereof set apart for payment) for the latest completed dividend period, no Preference Shares or any parity stock will be redeemed, purchased or otherwise acquired by us unless all issued Preference Shares and any parity stock are redeemed (or purchased or otherwise acquired); provided that we may acquire fewer than all of the issued Preference Shares or parity stock pursuant to a written purchase or exchange offer made to all holders of issued Preference Shares and parity stock upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series.
If the Preference Shares are redeemed, in whole or in part, a corresponding number of Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the Preference Shares held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per Preference Share.
Restrictions on Redemption and Repurchases
Prior to November 30, 2029, the Preference Shares are not redeemable unless there has been a voting event as described above in “—Voting Event” in this prospectus supplement, a capital disqualification redemption event, a tax event or a rating agency event. We may only redeem or repurchase the Preference Shares at any time if (1) we have sufficient funds in order to meet the Enhanced Capital Requirement after giving effect to such redemption or repurchase or (2) we replace the capital represented by Preference Shares to be redeemed or repurchased with capital having equal or better capital treatment as the Preference Shares under the Enhanced Capital Requirement. Further, any redemption or repurchase of the Preference Shares by us occurring prior to November 30, 2029 will be subject to BMA Approval (provided that, if under the Applicable Supervisory Regulations, BMA Approval is not required at the time in order for the Preference Shares to qualify or continue to qualify as Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon us by the BMA, such BMA Approval will not be required).
As used in this prospectus supplement:
•“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to Aspen Holdings or the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate Aspen Holdings or the Insurance Group.
•“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate Aspen Holdings or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
•“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date or repurchase date, as the case may be, its prior consent to the redemption or repurchase of such Preference Shares.
•“Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements or any other requirement to maintain assets applicable to Aspen Holdings or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
•“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
•“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
•“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
•“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
•“Insurance Group” means all subsidiaries of Aspen Holdings that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.
Under Bermuda law, no redemption of the Preference Shares may be effected if on the date that the redemption is to be effected we have reasonable grounds to believe that we are, or after the redemption would be, unable to pay our liabilities as they become due or that we are or would after such payment be in breach of the Insurance Act, the Group Supervision Rules, the Group Solvency Standards, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations.
Variation or Exchange
At any time following a tax event or at any time following a capital disqualification change event, we may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares or exchange the Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification change event, would cause the Preference Shares to become securities that qualify as at least Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable Capital Adequacy Regulations imposed upon us by the BMA, including the Enhanced Capital Requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of Aspen Holdings or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable, including from a financial perspective, to holders and beneficial owners of the Preference Shares (including holders and beneficial owners of the Depositary Shares) than the terms of the Preference Shares prior to being varied or exchanged (as reasonably determined by us); provided that no such variation of terms or securities received in exchange shall change the specified denominations, or any payment of dividend on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Preference Shares, reduce the liquidation preference thereof or the dividend payable thereon, lower the ranking of the securities, reduce the voting threshold for the issuance of senior stock or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the certificate of designation), but unpaid with respect to such holder’s securities.
Prior to any variation or exchange, we will be required to (i) receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Preference Shares (including holders and beneficial owners of the Depositary Shares and including, in each case, as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred; and (ii) deliver a certificate signed by two executive officers of Aspen Holdings to the transfer agent for the Preference Shares confirming that (x) a capital disqualification change event or a tax event has occurred and is continuing (as reasonably determined by us) and (y) the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders and beneficial owners of the Preference Shares (including holders and beneficial owners of the Depositary Shares) than the terms of the Preference Shares prior to being varied or exchanged (as reasonably determined by us).
Any variation or exchange of the Preference Shares described above will be made after notice is given to the holders of the Preference Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.
As used in this prospectus supplement:
•a “capital disqualification change event” means the Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of Aspen Holdings or any subsidiary thereof, where capital is subdivided into tiers, as Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon us by the BMA, which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital; and
•“Capital Adequacy Regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).
Additional Amounts
We will make all payments on the Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders or beneficial owners of the Preference Shares such additional amounts (the “additional amounts”) as may be necessary so that every net payment made to such holders or beneficial owners, after the withholding or deduction, will not be less than the amount provided for in the certificate of designation to be then due and payable. We will not be required to pay any additional amounts for or on account of:
(a)any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder or beneficial owner (i) was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preference Shares or (ii) presented, where presentation is required, such Preference Shares for payment more than 30 days after the relevant date (as defined below), except to the extent that the holder or beneficial owner would have been entitled to such additional amounts if it had presented such Preference Shares for payment on any day within that 30-day period. The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and is available for payment to holders, and notice to that effect shall have been duly given to the holders of the Preference Shares;
(b)any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;
(c)any tax, fee, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment on the Preference Shares;
(d)any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, citizenship, residence or identity of the holder or beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(e)any taxes, duties, assessments or governmental charges required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or
(f)any combination of items (a), (b), (c), (d) and (e).
In addition, we will not pay additional amounts with respect to any payment on any such Preference Shares to any holder or beneficial owner who is a fiduciary, partnership, limited liability company or other pass-through entity or a person other than the sole beneficial owner of such Preference Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder or beneficial owner of the Preference Shares.

If a payment on the Preference Shares is subject to withholding or deduction for, or on account of, any taxes or other governmental charges imposed or levied by or on behalf of any relevant taxing jurisdiction, we shall pay the taxes or other governmental charges to the relevant taxing jurisdiction in accordance with applicable law and furnish to the dividend disbursing agent certified copies of tax receipts (or other evidence of payment reasonably satisfactory to the dividend disbursing agent) evidencing payment of the taxes or other governmental charges. Copies of such documentation will be made available by the dividend disbursing agent to holders of the Preference Shares upon written request.
The requirement to pay additional amounts shall apply to any successor corporation. If there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Preference Shares. See “—Optional Redemption—Tax Event” above.
Voting, Director Appointing and Other Rights
Voting Rights
The holders of the Preference Shares will have no voting rights except as provided below or otherwise required by Bermuda law from time to time. See “—Merger, Amalgamation, Consolidation and Sale of Assets” in this prospectus supplement.
Notwithstanding our bye-laws, the affirmative vote or consent of the holders of at least 66⅔% of the aggregate liquidation preference of our issued Preference Shares and any series of appointing preference shares (as defined below), voting together as a single class, will be required for the authorization or issuance of any class or series of senior stock (or any security convertible into or exchangeable for senior stock) ranking senior to the Preference Shares as to dividend rights or rights upon our liquidation, and the affirmative vote or consent of the holders of at least 66⅔% of the aggregate liquidation preference of our issued Preference Shares will be required for amendments to our memorandum of association or our bye-laws that would materially adversely affect the rights of holders of the Preference Shares. The authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of parity stock or junior stock will not require the consent of any holder of the Preference Shares, and will not be deemed to materially adversely affect the rights of the holders of the Preference Shares.
If all of our preference shares are not equally affected by any such proposed amendment and if the Preference Shares would have diminished status compared to our other preference shares as a result, then the approval of holders of at least 66⅔% of the issued Preference Shares, voting together as a single class, shall also be required.
On any item on which the holders of Preference Shares are entitled to vote, such holders will be entitled to one vote for each Preference Share held. As described under “Description of the Depositary Shares—Voting Rights” in this prospectus supplement, because each Depositary Share represents a 1/1,000th interest in a Preference Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per Preference Share under those limited circumstances in which the holders of the Preference Shares are entitled to vote. Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Preference Shares.
Director Appointing and Other Rights
Director Appointing Rights. Whenever dividends payable on any Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), the holders of the Preference Shares, acting together as a single class with holders of any and all other series of appointing preference shares then issued (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), will be entitled to the appointment (the “appointing rights”) of a total of two additional members to our board of directors (each, a “preference share director”), provided that the appointment of any such directors shall not cause us to violate the corporate governance requirements of the NYSE as applied to U.S. issuers (or any other securities exchange or automated quotation system on which our securities may be then listed or quoted) that listed companies must have a majority of independent directors. In the case of a nonpayment, the number of directors on our board of directors shall automatically increase by two (to the extent such increase does not exceed the maximum number of directors permitted under our bye-laws; currently we have nine members of our board of directors and our bye-laws permit up to 15), and the new directors shall be selected by at least a majority of the aggregate liquidation preference of the Preference Shares and any other appointing preference shares at a special general meeting called at the request of the record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of appointing preference shares then in issue. In respect of such special general meeting, the necessary quorum shall be the presence of one or more persons representing, in person or by proxy, not less than 50% of the Preference Shares (including any other series of appointing preference shares then in issue) entitled to vote thereat. Our board of directors shall duly appoint the preference share directors selected by the holders of the Preference Shares and any other appointing preference shares then in issue (including any Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares), and shall, subject to our bye-laws, determine which classes of directors the preference share directors shall be a part of and shall allocate such preference share directors to the classes having the longest term of office remaining at the time of such appointment. Each preference share director shall be entitled to one vote per director on any matter.
These appointing rights will continue until dividends on the Preference Shares and any such other series of appointing preference shares following the nonpayment shall have been fully declared and paid for at least four consecutive dividend periods. When the term of a class of directors of which any preference share director is a part of is expiring, our board of directors shall set the size of such class of directors to be elected by the holders of our ordinary shares at a level to include such preference share director duly appointed by our board of directors upon the exercise of the appointing rights. We will use our best efforts to increase the number of directors constituting our board of directors to the extent necessary to effect these appointing rights.
So long as a nonpayment shall continue, any vacancy in the office of a preference share director (other than prior to the initial appointment after a nonpayment) may be filled by our board of directors pursuant to an exercise of the appointing rights by the holders of Preference Shares and any other appointing preference shares then in issue.
If and when dividends for four consecutive dividend periods following a nonpayment have been paid in full, the holders of the Preference Shares shall be divested of the appointing rights described above (subject to revesting in the event of each subsequent nonpayment, as described above) and, if such appointing rights for all other holders of appointing preference shares have terminated, the office of each preference share director so appointed shall, notwithstanding the class of directors such preference share director shall be a part of, automatically be vacated and the number of directors on our board of directors shall automatically decrease by two. In determining whether dividends have been fully paid for four consecutive dividend periods following a nonpayment, we may take into account any dividend we elect to pay for a dividend period after the regular dividend payment date for that period has passed.
The term “appointing preference shares” mean any other class or series of preference shares ranking equally with the Preference Shares either as to dividend rights or rights upon liquidation, winding-up or dissolution and upon which like appointing rights have been conferred and are exercisable. Our Fixed-to-Floating Preference Shares, 5.625% Preference Shares and Depositary Preference Shares are appointing preference shares.
Other Rights. The certificate of designation of the Preference Shares will contain provisions permitting our board of directors, to the extent permitted by applicable law, to modify the certificate of designation without the consent of the holders of the Preference Shares for any of the following purposes to:
•evidence the succession of another person to our obligations;
•add to the covenants for the benefit of holders of the Preference Shares or to surrender any of our rights or powers under the Preference Shares;
•cure any ambiguity to correct or supplement any provisions that may be inconsistent, provided that such action shall not adversely affect the interest of the holders of the Preference Shares in any material respect; or
•make any other provision with respect to such matters or questions arising under the certificate of designation which we may deem desirable and which will not adversely affect the interests of the holders of the Preference Shares in any material respect.
The certificate of designation will contain provisions permitting us, with the affirmative vote or written consent of the holders of at least a majority of the aggregate liquidation preference of the Preference Shares in issue at the time, to amend the terms of the certificate of designation or the rights, powers, preferences and privileges of the holders of the Preference Shares. However, no such modification may, without the consent of the holder of each issued Preference Share affected by the modification:
•change any dividend payment date;

•reduce the rate of dividends payable on the Preference Shares when, as and if declared by our board of directors;
•reduce the redemption price or alter the November 30, 2029 optional redemption date;
•change the place or currency of payment;
•impair the right to institute suit for the enforcement of the Preference Shares; or
•change the percentage of aggregate liquidation preference of the Preference Shares whose holders must approve any amendment.
Merger, Amalgamation, Consolidation and Sale of Assets
The certificate of designation will provide that we will not merge or amalgamate with or into, consolidate with or convert into any other person or entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets into any person or entity, unless:
•either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States, a state thereof, the District of Columbia, Bermuda or any country which is, on the date of the certificate of designation, a member of the Organisation for Economic Cooperation and Development and the Preference Shares are exchanged for or converted into and shall become Preference Shares of the successor corporation with substantially the same rights, powers, preferences and privileges; and
•we or that successor corporation is not, immediately after such merger, amalgamation, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of any obligation under the Preference Shares.
Under Bermuda law, the holders of the Preference Shares will be entitled to vote on our merger, amalgamation or consolidation with or into any other person or entity, together with all other holders of our share capital, but will not be entitled to vote on our sale, assignment, transfer, lease or conveyance of all or substantially all of our assets to any other person or entity.
Conversion
The Preference Shares are not convertible into or exchangeable for any other securities or property of Aspen Holdings.
Restrictions on Transfer
Pursuant to our bye-laws, our board of directors may decline to register a transfer of any shares to the extent our board of directors determines, in its sole discretion, after taking into account, among other things, the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries, any of our shareholders or their affiliates or any direct or indirect investor in, or beneficial owner of an interest in, a shareholder of ours would result from such transfer.
Calculations in Respect of The Preference Shares
We will be responsible for making all calculations called for under the Preference Shares. These calculations include, but are not limited to, determinations of the dividends payable on the Preference Shares. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Preference Shares. We will provide a schedule of these calculations to the paying agent, and the paying agent is entitled to rely upon the accuracy of our calculations without independent verification.

DESCRIPTION OF THE DEPOSITARY SHARES
The following summary of the terms and provisions of the Depositary Shares does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement, which will be included as an exhibit to documents that we file with the SEC, the form of depositary receipts, which contain the terms and provisions of the Depositary Shares and which will be included as an exhibit to documents that we file with the SEC, the pertinent sections of our bye-laws and the pertinent sections of the certificate of designation.
When we refer to “us,” “we,” “our” and “Aspen Holdings” in this section, we refer only to Aspen Holdings and not any of its subsidiaries.
General
Each Depositary Share represents a 1/1,000th interest in a Preference Share and will be evidenced by a depositary receipt. We will deposit the underlying Preference Shares with the Depositary pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary, and the holders from time to time of the depositary receipts (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of Preference Shares evidenced by that depositary receipt, to all the rights and preferences of Preference Shares represented by those Depositary Shares (including any dividend, voting, redemption and liquidation rights). If the Preference Shares are exchanged for new securities pursuant to the provisions described under “Description of the Preference Shares—Variation or Exchange,” each Depositary Share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Preference Shares by us to the Depositary, we will cause the Depositary to issue, on our behalf, the depositary receipts and related Depositary Shares. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a Depositary Share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the Preference Shares. The Depositary will distribute all cash dividends and other cash distributions received on the Preference Shares to the holders of record of the Depositary Shares in proportion to the number of Depositary Shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the holders of record of the Depositary Shares in proportion to the number of Depositary Shares held by each holder, unless the Depositary determines, after consultation with us, that the distribution is not feasible, in which case the Depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Preference Shares.
Subject to any obligation to pay additional amounts as described in “Description of the Preference Shares—Additional Amounts” in this prospectus supplement, the amount paid as dividends or otherwise distributable by the Depositary with respect to the Depositary Shares or the underlying Preference Shares will be reduced by any amounts required to be withheld by us or the Depositary on account of taxes or as otherwise required by law, regulation or court process. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Depositary Shares or the Preference Shares until such taxes or other governmental charges are paid.

Withdrawal of Preference Shares
Unless the related Depositary Shares have been previously called for redemption, a holder of Depositary Shares may surrender his or her depositary receipts at the office of the Depositary designated for such purpose, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of Preference Shares and any money or other property, if any, represented by such holder’s depositary receipts. A holder of Depositary Shares who exchanges shares of Depositary Shares for Preference Shares will be entitled to receive whole shares of Preference Shares on the basis set forth herein; partial shares of Preference Shares will not be issued.
However, holders of whole shares of Preference Shares will not be entitled to deposit those Preference Shares under the Deposit Agreement or to receive Depositary Shares for those Preference Shares after the withdrawal. If the Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time new Depositary Shares evidencing the excess number of Depositary Shares.
Redemption
If the Preference Shares underlying the Depositary Shares are redeemed, in whole or in part, a corresponding number of Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the Preference Shares held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per Preference Share.
Whenever we redeem Preference Shares held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares so redeemed. If fewer than all of the issued Depositary Shares are redeemed, the Depositary will select the Depositary Shares to be redeemed pro rata or by lot or in any other manner as the Depositary may determine to be fair and equitable or as may be required by the principal national stock exchange on which the Depositary Shares are listed. The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preference Shares and the related Depositary Shares.
Voting Rights
Because each Depositary Share represents a 1/1,000th interest in a Preference Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Preference Shares under those limited circumstances in which holders of the Preference Shares are entitled to vote. Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Preference Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can vote only whole shares of Preference Shares. While the Depositary will vote the maximum number of whole Preference Shares in accordance with the instructions it receives, any remaining votes of holders of Depositary Shares will not be voted. Holders of the Depositary Shares will not have any voting rights, except for the limited voting rights described under “Description of the Preference Shares—Voting, Director Appointing and Other Rights” in this prospectus supplement.
When the Depositary receives notice of any meeting at which the holders of Preference Shares are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Preference Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Preference Shares, may instruct the Depositary to vote the number of Preference Share votes represented by the holder’s Depositary Shares. To the extent practicable, the Depositary will vote the number of the Preference Share votes represented by Depositary Shares in accordance with the instructions it receives.
We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. The Depositary will refrain from voting the Preference Shares to the extent it does not receive specific instructions from the holders of any Depositary Shares representing such Preference Shares.
Conversion
Holders of depositary receipts will not have the right to convert Depositary Shares into, or exchange Depositary Shares for, any of our other securities or property.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that (i) materially and adversely alters the rights of the holders of Depositary Shares or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preference Shares pursuant to the certificate of designation will not be effective unless the amendment has been approved by the record holders of at least the number of Depositary Shares then in issue necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Preference Shares. We may terminate the Deposit Agreement with the consent of the holders of a majority of the then outstanding Depositary Shares. The Deposit Agreement will automatically terminate if there has been a final distribution in respect of the Preference Shares in connection with our liquidation, dissolution or winding-up or all issued Depositary Shares have been redeemed.
Charges of Depositary
We will pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. We will pay the fees and expenses of the Depositary in connection with the initial deposit of the Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Preference Shares are paid by the holders.
Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a (i) bank or trust company having its principal office in the United States and having a combined capital and surplus, together with its affiliates, of at least $50,000,000 or (ii) an affiliate of a person specified in clause (i).
Miscellaneous
The Depositary will forward to the holders of Depositary Shares all of our reports and communications which are delivered to the Depositary and which we are required to furnish to the holders of our Preference Shares.
Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the Depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any Depositary Shares or the Preference Shares unless provided with satisfactory indemnity. We, and the Depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Preference Shares for deposit, holders of Depositary Shares, or other persons believed to be proper parties and on documents believed to be genuine.
Listing of the Depositary Shares
We intend to apply to list the Depositary Shares on the NYSE under the symbol “AHLPRF.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Depositary Shares. We do not expect that there will be any separate public trading market for the Preference Shares except as represented by the Depositary Shares.
Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
Computershare Inc. and Computershare Trust Company, N.A. will be the redemption agent for the Depositary Shares.
Computershare Inc. will be the dividend disbursing agent for the Depositary Shares. Computershare Trust Company, N.A. shall be the transfer agent and registrar for the Depositary Shares.

BOOK-ENTRY; DELIVERY AND FORM
The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the Depositary Shares except in limited circumstances. The global securities will be issued to DTC, the depository for the Depositary Shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Depositary Shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
When you purchase Depositary Shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Depositary Shares on DTC’s records. Since you actually own the Depositary Shares, you are the beneficial owner and your ownership interest will only be recorded in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the Depositary Shares. DTC’s records only show the identity of the direct participants and the amount of the Depositary Shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.
We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.
Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner.
It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amounts, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Depositary Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.
Depositary Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:
•DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•we determine not to require all of the Depositary Shares to be represented by global securities.
If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Depositary Shares at its corporate office.

MATERIAL TAX CONSIDERATIONS
The following summary contains a description of the material Bermuda and U.S. federal income tax consequences of the purchase, ownership and disposition of the Preference Shares. The summary is based upon current law and is for general information only. The tax treatment of a holder of the Preference Shares, or of a person treated as a holder of the Preference Shares for U.S. federal, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. In addition, legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to us or to holders of the Preference Shares.
PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING PREFERENCE SHARES.
Taxation of Aspen Holdings and Subsidiaries
Bermuda
Under current Bermuda law, there is no income, profits, withholding, capital gains, capital transfers, estate or inheritance tax. Aspen Holdings and Aspen Bermuda have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended (the “EUTP Act”), an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to Aspen Holdings and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 31, 2035. This assurance under the EUTP Act is subject to (i) the CIT Act (as defined below) and (ii) the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to Aspen Holdings and Aspen Bermuda. Aspen Holdings and Aspen Bermuda each pay annual Bermuda government fees, and Aspen Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.
The Bermuda Government passed the Corporate Income Tax Act 2023 (the “CIT Act”), on December 27, 2023, to introduce a corporate income tax on certain Bermuda entities with effect from January 1, 2025. Under the CIT Act, Bermuda corporate income tax will be chargeable in respect of fiscal years beginning on or after January 1, 2025 and will apply only to Bermuda entities that are part of multinational enterprise groups with EUR 750 million or more in annual revenues in at least two of the four fiscal years immediately preceding the fiscal year in question (“Bermuda Constituent Entity Group”). Where corporate income tax is chargeable to a Bermuda Constituent Entity Group, the amount of corporate income tax chargeable for a fiscal year shall be (1) 15% of the net taxable income of the Bermuda Constituent Entity Group less (2) tax credits applicable to the Bermuda Constituent Entity Group under Part 4 of the CIT Act, or as prescribed. The CIT Act introduces certain “qualified refundable tax credits” which are set to be developed during 2024 to incentivize companies to support Bermuda residents through investments in key areas such as education, healthcare, housing and other projects to help develop Bermuda’s workforce. We have adjusted our deferred tax as at December 31, 2023 to account for provisions within the CIT Act that allow for an equitable transition to the new regime including the Economic Transition Adjustments (“ETA”) and opening tax loss carryforward (“OTLC”). Deferred tax asset in Bermuda consists of $156.6 million in respect of the ETA and $44.5 million in respect of an OTLC. We expect this deferred tax asset to be utilized predominantly over a 10-year period. We expect to incur and pay increased taxes in Bermuda beginning in 2025.
United States
The following discussion is a summary of the material U.S. federal income tax considerations relating to our operations. Aspen Holdings and its non-U.S. subsidiaries (other than AUL and Aspen UK) intend to manage their business so that they are not treated as engaged in a trade or business within the United States and thus not subject to U.S. federal income tax on their net income. However, because there is considerable uncertainty as to the activities which constitute being engaged in a trade or business within the United States, we cannot be certain that the IRS will not contend successfully that one or more of these companies is engaged in a trade or business in the United States. If any of these companies is considered to be engaged in a trade or business in the United States during a taxable year, it generally will be subject to U.S. federal income tax (including an additional branch profits tax) on its net income that is treated as effectively connected with the conduct of a U.S. trade or business for such year (except to the extent an applicable income tax treaty provides otherwise), in which case its operating results could be materially adversely affected.

Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on certain “fixed or determinable annual or periodical gains, profits, and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to an applicable exemption under the Code or reduction by applicable treaties.
The United States also imposes an excise tax on insurance and reinsurance premiums (such excise tax, “FET”) paid to non-U.S. insurers or reinsurers that are not eligible for the benefits of a U.S. income tax treaty that provides for an exemption from the FET with respect to risks (i) of a U.S. entity or individual located wholly or partially within the United States and (ii) of a non-U.S. entity or individual engaged in a trade or business in the United States, located within the United States. The rates of tax are 4% for property casualty insurance premiums and 1% for reinsurance premiums.
Taxation of Prospective Investors
Bermuda Taxation
Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our shares, other than shareholders ordinarily resident in Bermuda, if any. See “Material Tax Considerations—Taxation of Aspen Holdings and Subsidiaries—Bermuda” in this prospectus supplement for further details on Bermuda taxation, including the passing of the CIT Act which will be effective from January 1, 2025.
United States Taxation
The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the Preference Shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase their Preference Shares pursuant to this offering, who did not own (directly or indirectly through non-U.S. entities or constructively) shares of Aspen Holdings prior to such offering and who hold their shares as capital assets within the meaning of Section 1221 of the Code. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities or currencies, tax-exempt organizations, U.S. expatriates, partnerships or other pass-through entities (or investors in such entities), persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code or persons who hold their shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any non-U.S. government. Persons considering making an investment in Preference Shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Preference Shares, the tax treatment of the partners will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership owning our shares, you should consult your tax advisor.
For purposes of this discussion, the term “U.S. Person” means a beneficial owner of the Preference Shares that is: (i) an individual citizen or resident of the United States, (ii) a corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Treatment of Depositary Shares. A holder of Depositary Shares evidenced by depositary receipts generally should be treated for U.S. federal income tax purposes as the owner of such holder’s proportionate interest in the Preference Shares held by the Depositary (or its custodian) that are represented and evidenced by such depositary receipts and the discussion herein assumes such treatment. Accordingly, any deposit or withdrawal of the Preference Shares by a U.S. Person in exchange for Depositary Shares generally will not result in the realization of gain or loss to such U.S. Person for U.S. federal income tax purposes.
Taxation of Distributions. Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, and the discussion below relating to redemptions of Preference Shares, cash distributions, if any, made with respect to the Preference Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of Aspen Holdings (as computed using U.S. tax principles). To the extent such distributions exceed Aspen Holdings’ earnings and profits, they will be treated first as a return of the U.S. Person’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset. If, as expected, Aspen Holdings does not compute its earnings and profits under U.S. tax principles, all distributions generally will be treated as dividends for U.S. federal income tax purposes. Dividends paid by us to U.S. Persons who are corporations generally will not be eligible for a dividends received deduction. We believe dividends paid by us on our Preference Shares to non-corporate U.S. Persons should be eligible for reduced rates of taxation as “qualified dividend income” if, as is intended, the Preference Shares are approved for listing on the NYSE and provided certain requirements, including stock holding period requirements, are satisfied. Qualified dividend income is subject to tax at long-term capital gains rates rather than the higher rates applicable to ordinary income.
Dividends that exceed certain thresholds in relation to a U.S. Person’s tax basis in the Preference Shares could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. Person that receives an extraordinary dividend with respect to our Preference Shares will be required to treat any losses on the sale of such Preference Shares as long-term capital losses to the extent of the extraordinary dividends such U.S. Person receives that are treated as qualified dividend income.
Classification of Aspen Holdings or Its Non-U.S. Subsidiaries as CFCs. Each 10% U.S. Shareholder (as defined below) of a non-U.S. corporation that is a CFC at any time during a taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income” and “tested income” (with various adjustments) with respect to any shares that such 10% U.S. Shareholder owns in such non-U.S. corporation (directly or indirectly through certain entities) on the last day in the non-U.S. corporation’s taxable year on which it is a CFC, even if the subpart F income or tested income is not distributed. A “10% U.S. Shareholder” generally is a U.S. person that owns (directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of Section 958(b) of the Code (i.e., “constructively”)) at least 10% of the total combined voting power or value of all classes of stock of a non-U.S. corporation. “Subpart F income” of a CFC generally includes “foreign personal holding company income” (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income), and tested income is generally any income of the CFC other than subpart F income and certain other categories of income. An entity treated as a non-U.S. corporation for U.S. federal income tax purposes is generally considered a CFC if 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or constructively), in the aggregate, more than 50% of the total combined voting power of all classes of stock of such non-U.S. corporation or more than 50% of the total value of all stock of such corporation. However, for purposes of taking into account insurance income, these 50% thresholds are generally reduced to 25%. Further, special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as described below. Whether Aspen Holdings is a CFC for a taxable year will depend upon facts regarding our direct and indirect shareholders, about which we have limited information. Accordingly, no assurance can be provided that Aspen Holdings will not be a CFC. Further, regardless of whether Aspen Holdings is a CFC, most or all of our non-U.S. subsidiaries are generally treated as CFCs because our U.S. subsidiaries generally are treated as constructively owning the stock of our non-U.S. subsidiaries. Accordingly, any 10% U.S. Shareholders of Aspen Holdings may be required to include in gross income for U.S. federal income tax purposes for each taxable year their pro rata shares of all or a portion of the subpart F income and tested income generated by our non-U.S. companies (with various adjustments), regardless of whether any distributions are made to them. Any prospective investor considering an investment in our Preference Shares should consult their own tax advisors regarding the application of these rules to them.
The RPII CFC Provisions. In general, if a non-U.S. corporation is a RPII CFC (as defined below) at any time during a taxable year, a U.S. RPII Shareholder (as defined below) must include in its gross income for U.S. federal income tax purposes its pro rata share of the non-U.S. corporation’s RPII with respect to any shares that such U.S. RPII Shareholder owns (directly or indirectly through certain entities) on the last day in the non-U.S. corporation’s taxable year, even if the RPII is not distributed. Further, a U.S. RPII Shareholder’s pro rata share of any RPII is determined as if all RPII for the taxable year were distributed proportionately only to U.S. RPII Shareholders on that date but generally may not exceed the U.S. RPII Shareholder’s pro rata share of the non-U.S.

corporation’s earnings and profits for the taxable year. In addition, a U.S. RPII Shareholder is required to comply with certain reporting requirements, regardless of the number of shares owned by the U.S. RPII Shareholder.
For these purposes, a “RPII CFC” is any non-U.S. corporation if, on any day of its taxable year, U.S. RPII Shareholders collectively own (directly, indirectly through non-U.S. entities or constructively) 25% or more of the total combined voting power of all classes of stock of such corporation entitled to vote or 25% or more of the total value of the stock of such corporation. A “U.S. RPII Shareholder” is any U.S. person who owns (directly or indirectly through certain entities) any shares of the non-U.S. corporation. RPII is any “insurance income” (as described below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “U.S. RPII shareholder” or a “related person” (as defined below) to such U.S. RPII Shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a U.S. insurance company. Generally, the term “related person” for this purpose means someone who controls or is controlled by the U.S. RPII Shareholder or someone that is controlled by the same person or persons that control the U.S. RPII Shareholder.
Control generally is measured by a greater than 50% ownership interest, applying certain constructive ownership principles. However, the RPII rules generally do not apply with respect to a non-U.S. corporation if either (i) at all times during its taxable year less than 20% of the total combined voting power of all classes of stock of the corporation entitled to vote and less than 20% of the total value of the corporation is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by the corporation or who are related persons to any such person (the “ownership exception”), or (ii) the RPII (determined on a gross basis) of the corporation for the taxable year is less than 20% of its gross insurance income for the taxable year (the “de minimis exception”).
We believe that each of our non-US. insurance subsidiaries and Peregrine is a RPII CFC. Nonetheless, we expect that each such company will qualify for one or both of the ownership exception and the de minimis exception in the current taxable year and for the foreseeable future. However, no assurances can be provided that any of our companies will satisfy either exception.
Computation of RPII. In order to determine how much RPII, if any, a non-U.S. insurance subsidiary (including for this purpose, Peregrine) has earned in each taxable year, our non-U.S. insurance subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through certain entities) shares of Aspen Holdings and are U.S. Persons. Aspen Holdings may not be able to determine whether any of the underlying direct or indirect insureds to which our non-U.S. insurance subsidiaries provide insurance or reinsurance are direct or indirect shareholders or related persons to such shareholders. Consequently, Aspen Holdings may not be able to determine accurately the gross amount of RPII earned by each of our non-U.S. insurance subsidiaries in a given taxable year. For any year in which the special RPII CFC inclusion rules apply, Aspen Holdings may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons; to the extent Aspen Holdings is unable to determine whether a beneficial owner of shares is a U.S. Person, Aspen Holdings may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known U.S. RPII Shareholders.
Basis Adjustments. A U.S. RPII Shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The U.S. RPII Shareholder may exclude from income the amount of any distributions by Aspen Holdings out of previously taxed RPII. The U.S. RPII Shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.
Uncertainty as to Application of RPII Provisions. The RPII provisions have never been interpreted by the courts and regulations interpreting the RPII provisions exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII provisions by the IRS, the courts or otherwise, might have retroactive effect. The U.S. Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application thereof to us is uncertain. Further, the applicability of the ownership and de minimis exceptions and the RPII rules more generally depends upon facts regarding our direct and indirect shareholders and insureds, about which we have limited information. Accordingly, no assurances can be provided that any of our companies will satisfy either exception. Moreover, to the extent the exceptions do not apply, we may be unable to correctly determine the amount of RPII that any U.S. RPII Shareholder is required to take into account. Any U.S. Person considering an investment in our shares should consult their tax advisors as to the effects of these uncertainties.

Information Reporting. Under certain circumstances (including certain dispositions of Preference Shares), U.S. Persons owning stock in a non-U.S. corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person who is treated as a U.S. RPII Shareholder, (ii) a 10% U.S. Shareholder of a non-U.S. corporation that is a CFC at any time during the taxable year and who owned the stock on the last day of that year on which it was a CFC and (iii) under certain circumstances, a U.S. Person who acquires stock in a non-U.S. corporation and as a result thereof owns 10% or more of the voting power or value of such non-U.S. corporation, whether or not such non-U.S. corporation is a CFC. Aspen Holdings will, upon request, provide to all U.S. Persons registered as holders of its shares the relevant information necessary to complete Form 5471 in the event Aspen Holdings determines this is necessary. Failure to file IRS Form 5471 may result in penalties.
Tax-Exempt Shareholders. A tax-exempt U.S. Person generally will recognize unrelated business taxable income if it is required to include in gross income any of our insurance income under the CFC rules described above (including the RPII provisions). U.S. Persons that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a U.S. RPII Shareholder also must file IRS Form 5471 in the circumstances described above.
Redemption of Preference Shares. A redemption of the Preference Shares will be treated under Section 302 of the Code as a distribution with respect to our shares, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a disposition (as discussed below), subject to the discussion herein relating to the potential application of the CFC, RPII and PFIC rules. Under the relevant Code Section 302(b) tests, the redemption generally will be treated as a sale or exchange only if it (1) is substantially disproportionate, (2) constitutes a complete termination of the holder’s stock interest in us or (3) is “not essentially equivalent to a dividend.” In determining whether any of these tests are met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. It may be more difficult for a U.S. Person who owns, actually or constructively by operation of certain attribution rules, any of our other shares to satisfy any of the above requirements. The determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of the Preference Shares depends on the facts and circumstances as of the time the determination is made.
Dispositions of Preference Shares. Subject to the discussion above relating to redemptions and the discussions below relating to the potential application of Code Section 1248 and the PFIC rules, U.S. Persons that hold Preference Shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange, redemption or other disposition of Preference Shares. If the holding period for these shares exceeds one year, under current law any gain will be subject to tax at the rates applicable to long-term capital gain. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.
Code Section 1248 provides that if a U.S. Person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A U.S. Person who owns or owned (directly, indirectly through certain non-U.S. entities or constructively) 10% or more of the voting power of Aspen Holdings may be subject to taxation under these rules if Aspen Holdings is or was treated as a CFC.
Pursuant to the RPII provisions, Code Section 1248 also generally applies if a U.S. Person disposes of shares in a RPII CFC (determined without regard to the ownership or de minimis exceptions) that would be taxable as an insurance company under the Code if it were a U.S. corporation, in which case any gain from the disposition generally will be treated as a dividend to the extent of the U.S. Person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. Person owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such U.S. Person will be required to comply with certain reporting requirements, regardless of the number of shares owned by the U.S. Person. Existing proposed regulations do not address whether Code Section 1248 would apply if a non-U.S. corporation is not an insurance company but the non-U.S. corporation has a subsidiary that is a RPII CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe that these rules should not apply to dispositions of Preference Shares because Aspen Holdings will not itself be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the RPII provisions in a contrary manner or that the U.S. Treasury Department will not adopt regulations that provide that these rules will apply to dispositions of Preference Shares.

Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of Preference Shares.
Tax on Net Investment Income. A U.S. Person that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax will be subject to a 3.8% tax on the lesser of (1) the U.S. Person’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of an individual will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Person’s net investment income will generally include its dividend income and its net gains from the disposition of Preference Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Unless a U.S. Person elects otherwise or holds the Preference Shares in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. Peron’s net investment income with respect to the Preference Shares.
Passive Foreign Investment Companies. In general, a non-U.S. corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (ii) 50% or more of its assets produce (or are held for the production of) passive income (the “50% test”).
If Aspen Holdings is a PFIC for any taxable year, a U.S. Person who holds the Preference Shares would be treated as owning a proportionate amount of the shares of any PFICs in which Aspen Holdings directly, or in certain cases indirectly, owns an interest, and the PFIC rules described above generally would apply with respect to the U.S. Person’s indirect ownership of such PFICs.
If Aspen Holdings were characterized as a PFIC during a given year, each U.S. Person holding shares of Aspen Holdings generally would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such person is a 10% U.S. Shareholder subject to tax under the CFC rules or such person made a “qualified electing fund” election or “mark-to-market” election (which mark-to-market election would generally require the shareholder to include as ordinary income any appreciation in the value of its shares at the end of a taxable year and allow a shareholder to deduct any depreciation in the value of its shares (up to the amount of prior gain inclusions) at the close of the taxable year). If Aspen Holdings is considered a PFIC for any taxable year and the Preference Shares are treated as “marketable stock” in such year, then a U.S. Person may make a mark-to-market election with respect to its shares. The Preference Shares will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. However, there can be no assurance that such election will be available. Additionally, because a mark-to-market election usually cannot be made for any lower-tier PFICs, a U.S. Person will generally continue to be subject to the special tax rules discussed above with respect to its indirect interest in any non-U.S. subsidiary of Aspen Holdings classified as a PFIC. As a result, it is possible that any mark-to-market election with respect to the Preference Shares will be of limited benefit. Further, it is uncertain whether Aspen Holdings would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In addition, if Aspen Holdings were considered a PFIC, upon the death of any U.S. individual owning shares, such individual’s heirs or estate would not be entitled to a “step-up” in the basis of the shares that might otherwise be available under U.S. federal income tax laws. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to the taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was earned in equal portions and taxable at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership, and an interest charge for the failure to pay such taxes for prior periods. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such periods. In addition, a distribution paid by Aspen Holdings to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income if Aspen Holdings were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year.
For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. However, the PFIC provisions contain a look-through rule under which a foreign corporation that directly or indirectly owns at least 25% of the value of the stock of another corporation generally is treated, for purposes of determining whether it is a PFIC, as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation (the “look-through rule”). As a result, it is expected that the PFIC status of Aspen Holdings should generally depend on the application of the look-through rule to its subsidiaries and whether the income and assets of its subsidiaries will be characterized as passive or active for this purpose. In addition, pursuant to an insurance exception, (a) passive income does not include income that a qualifying insurance company (“QIC”) derives in the active conduct of an insurance business or income of a qualifying domestic insurance company (“QDIC”), and (b) passive assets do not include assets of a QIC available to satisfy liabilities of the QIC related to its insurance business, if the QIC is engaged in the active conduct of an insurance business, or assets of a QDIC.
Generally, a non-U.S. corporation will be a QIC for a taxable year if it would be taxable as an insurance company if it were a U.S. corporation and its applicable insurance liabilities constitute more than 25% of its total assets for a taxable year. Further, under recently proposed regulations (the “2021 Proposed Regulations”), a QIC is in the “active conduct” of an insurance business only if it satisfies either a “factual requirements test” or an “active conduct percentage test.” The factual requirements test requires that the officers and employees of the QIC carry out substantial managerial and operational activities on a regular and continuous basis with respect to its core functions (generally its underwriting activities, investment activities, contract and claims management activities and sales activities) and that they perform virtually all of the active decision-making functions relevant to underwriting functions. The active conduct percentage test generally requires that (i) the total costs incurred by the QIC with respect to its officers and employees for services rendered with respect to its core functions (other than investment activities) equal or exceed 50% of the total costs incurred by the QIC with respect to its officers and employees and any other person or entities for services rendered with respect to its core functions (other than investment activities) and (ii) to the extent the QIC outsources any part of its core functions to unrelated entities, officers and employees of the QIC with experience and relevant expertise must select and supervise the person that performs the outsourced functions, establish objectives for performance of the outsourced functions and prescribe rigorous guidelines relating to the outsourced functions which are routinely evaluated and updated. Under certain exceptions, however, a QIC that has no or only a nominal number of employees or that is a vehicle that has the effect of securitizing or collateralizing insurance risks underwritten by other insurance or reinsurance companies or is an insurance linked securities fund that invests in securitization vehicles generally is deemed not engaged in the active conduct of an insurance business. The officers and employees of certain related entities generally may be taken into account for these purposes, provided that the QIC exercises regular oversight and supervision over the services performed by the related entity’s officers and employees. The 2021 Proposed Regulations will not be effective unless and until adopted in final form, but taxpayers may rely on them for taxable years beginning after December 31, 2017 if they are consistently followed.
We believe that, based on the implementation of our current business plan and the application of the insurance exception, our non-U.S. insurance subsidiaries should be considered QICs engaged in the active conduct of an insurance business under one or both of the “factual requirements test” or the “active conduct percentage test,” our U.S. insurance subsidiaries should be considered QDICs and none of the income or assets of such insurance subsidiaries should be treated as passive. In addition, the income and assets attributable to our non-U.S. subsidiaries that are not insurance subsidiaries are minimal, relative to the income and assets attributable to our other subsidiaries. As a result, based on the application of the look-through rule, we believe that Aspen Holdings should not be characterized as a PFIC for the current year or the foreseeable future. However, because of legal uncertainties with respect to the interpretation of the PFIC rules and whether the 2021 Proposed Regulations will be adopted as final regulations in their current form, and factual uncertainties with respect to our planned operations, there is a risk that Aspen Holdings will be characterized as a PFIC in one or more years.
If Aspen Holdings is characterized as a PFIC for any year during which a U.S. Person holds shares of Aspen Holdings, it generally will continue to be treated as a PFIC for the years during which such U.S. Person holds such shares unless the U.S. Person has made a “qualified electing fund” election, described below.
U.S. investors are urged to consult with their tax advisors and to consider making a “protective” QEF election with respect to the Preference Shares to preserve the possibility of making a retroactive QEF election. A U.S. Person that makes a QEF election with respect to a PFIC is currently taxable on its pro rata share of the ordinary earnings and net capital gain of such company during the years it is a PFIC (at ordinary income and capital gain rates, respectively), regardless of whether or not distributions were received. In addition, any of the PFIC’s losses for a taxable year will not be available to U.S. Persons and may not be carried back or forward in computing the PFIC’s ordinary earnings and net capital gain in other taxable years. A U.S. Person generally increases the basis of its PFIC shares, and the basis of any other property of the U.S. Person by reason of which such U.S. Person is considered to indirectly own PFIC shares, by amounts included in such U.S. Person’s gross income pursuant to the QEF election. Therefore, an electing U.S. Person will generally increase the basis of its Preference Shares by amounts included in the U.S. Person’s gross income pursuant to the QEF election. Distributions of income that had previously been taxed pursuant to the QEF election will result in a corresponding reduction of basis in the Preference Shares and will not be taxed again as a distribution to the U.S. Person. A U.S. Person holding Preference Shares will generally be required to file an IRS Form 8621 for each tax year that it holds Preference Shares and we are characterized as a PFIC, regardless of whether such U.S. Person has a QEF election in effect or receives an excess distribution.

The application of the PFIC rules to Aspen is complex. U.S. investors should consult their tax advisors regarding the potential application of the PFIC regime to an investment in the Preference Shares.
Foreign Tax Credit. If U.S. Persons own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Additionally, tested income will constitute a separate basket for foreign tax credit purposes. There are also significant and complex limits on a U.S. Person’s ability to claim foreign tax credits, and recently issued U.S. Treasury Regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 restrict the availability of foreign tax credits based on the nature of the tax imposed by the foreign jurisdiction. Through subsequently issued guidance, the IRS suspended the application of these rules for periods beginning on or after December 28, 2021, and ending on or before December 31, 2023 (the “relief period”), and subsequently further extended such relief until the publication of notice or other guidance suspending the relief period. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Persons should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or accrued
Information Reporting and Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of our shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.
Under Section 6038D of the Code, certain U.S. Persons may be required to report information relating to an interest in Preference Shares, subject to certain exceptions (including an exception for Preference Shares held in accounts maintained by certain financial institutions). U.S. Persons should consult their tax advisors regarding the potential application of this and any other applicable information reporting requirements to their ownership of Preference Shares.
Possible Changes in U.S. Tax Law. The Tax Cuts and Jobs Act (the “2017 Act”) was passed by the U.S. Congress and signed into law on December 22, 2017, with certain provisions intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States, but have certain U.S. connections, and U.S. persons investing in such companies. Among other things, the 2017 Act revised the rules applicable to PFICs and CFCs in ways that could affect the timing or amount of U.S. federal income taxes imposed on certain U.S. Persons. Further, it is possible that other legislation that may be introduced and enacted by the current Congress or future Congresses could have an adverse impact on us or holders of Preference Shares. Any such legislation or interpretations could have a retroactive effect.
Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States or is a PFIC, or whether U.S. Persons would be required to include in their gross income the “subpart F income,” “tested income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Certain of the regulations regarding the application of the PFIC rules to insurance companies and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.
Common Reporting Standard
The Common Reporting Standard (“CRS”) has been introduced as an initiative by the Organisation for Economic Co-operation and Development and is imposed on members of the European Union by the European Directive on Administrative Co-operation. Similar to the U.S. legislation commonly known as the Foreign Account Tax Compliance Act or “FATCA,” the CRS requires financial institutions which are subject to the rules to report certain financial information in respect of account holders. The CRS became effective as of January 1, 2016 and

E.U. member states generally began to exchange the required information pursuant to the CRS from the end of September 2017 onwards. We intend to operate in compliance with CRS.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms of an underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed severally but not jointly to purchase, the respective number of Depositary Shares shown opposite its name below:

Underwriters	Number of Depositary Shares
Wells Fargo Securities, LLC	1,440,000
BofA Securities, Inc.	1,440,000
Morgan Stanley & Co. LLC	1,440,000
Barclays Capital Inc.	613,334
Citigroup Global Markets Inc.	613,333
Goldman Sachs & Co. LLC	613,333
Apollo Global Securities, LLC	400,000
BMO Capital Markets Corp.	240,000
Deutsche Bank Securities Inc.	240,000
HSBC Securities (USA) Inc.	240,000
Lloyds Securities Inc.	240,000
nabSecurities, LLC	240,000
Natixis Securities Americas LLC	240,000
Total	8,000,000
The underwriting agreement provides that the obligations of the several underwriters to purchase the Depositary Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Depositary Shares offered by this prospectus supplement if any of these Depositary Shares are purchased, including pursuant to the over-allotment option described below (if exercised). The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,200,000 Depositary Shares at the public offering price, less the underwriting discount of $0.7875 per Depositary Share described below. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Depositary Shares approximately proportionate to that underwriter’s initial purchase commitment.
It is expected that delivery of the Depositary Shares will be made against payment therefor on or about November 26, 2024, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares before the business day prior to the settlement date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares hereunder during such period should consult their own advisors.
Commissions and Expenses
The underwriters have advised us that they propose to offer the Depositary Shares directly to the public at the public offering price on the cover page of this prospectus supplement and may offer the Depositary Shares to selected dealers, which may include the underwriters, at such offering price less a concession not in excess of $0.50 per Depositary Share sold to retail investors and $0.30 per Depositary Share sold to institutional investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per Depositary Share sold to retail investors. After the commencement of the offering, the underwriters may change the offering price and other selling terms.
The expenses of the offering that are payable by us are estimated to be $1.6 million (exclusive of underwriting discounts).
We will pay an underwriting discount of $0.7875 per Depositary Share for retail orders and $0.5000 per Depositary Share for institutional orders. We will pay an underwriting discount of $0.7875 per Depositary Share for each Depositary Share purchased pursuant to the exercise by the underwriters of their over-allotment option. The following table shows the public offering price, the underwriting discount and proceeds before expenses to us, assuming both no exercise and full exercise by the underwriters of their over-allotment option.
No Exercise

		Underwriting Discount				Proceeds, before expenses, to us
	Public Offering Price (1)	Retail		Institutional
Per Depositary Share	$25.0000	$0.7875		$0.5000		$24.3282	(2)
Total	$200,000,000	$3,764,250	(3)	$1,610,000	(3)	$194,625,750
__________________
(1)The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will accumulate from the date of original issuance, which is expected to be November 26, 2024.
(2)The proceeds, before expenses, to us per Depositary Share are calculated using a weighted average underwriting discount for retail (4,780,000 Depositary Shares) and institutional orders (3,220,000 Depositary Shares). The proceeds, before expenses, to us per Depositary Share presented in the table above have been rounded.
(3)The underwriting discount is calculated using 4,780,000 Depositary Shares sold in retail orders and 3,220,000 Depositary Shares sold in institutional orders.
Full Exercise

		Underwriting Discount				Proceeds, before expenses, to us
	Public Offering Price (1)	Retail		Institutional
Per Depositary Share	$25.0000	$0.7875		$0.5000		$24.3131	(2)
Total	$230,000,000	$4,709,250	(3)	$1,610,000	(4)	$223,680,750
__________________
(1)The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will accumulate from the date of original issuance, which is expected to be November 26, 2024.
(2)The proceeds, before expenses, to us per Depositary Share are calculated using a weighted average underwriting discount for retail (4,780,000 Depositary Shares), institutional orders (3,220,000 Depositary Shares) and Depositary Shares subject to the underwriters’ over-allotment option (1,200,000 Depositary Shares). The proceeds, before expenses, to us per Depositary Share presented in the table above have been rounded.
(3)The underwriting discount is calculated using 4,780,000 Depositary Shares sold in retail orders and 1,200,000 Depositary Shares sold pursuant to the underwriters’ exercise of their over-allotment option in full.
(4)The underwriting discount is calculated using 3,220,000 Depositary Shares sold in institutional orders.
No Sales of Similar Securities
We have agreed not to, directly or indirectly, issue, sell, offer to sell, grant any option for the sale or otherwise dispose of any series of preference shares or depositary shares or securities convertible into or exchangeable or exercisable for any series of preference shares or depositary shares for 60 days following the date of the underwriting agreement without first obtaining the consent of Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters. This agreement will not apply to issuances to raise funds as a result of a large loss event impacting our reinsurance or insurance portfolio or as necessary to maintain our existing ratings and will not apply to the sale of additional Depositary Shares to the underwriters pursuant to their over-allotment option described above.
Listing and Trading
Prior to this offering, there has been no public market for the Depositary Shares. We intend to apply to list the Depositary Shares on the NYSE under the symbol “AHLPRF.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Depositary Shares. The underwriters intend to make a market in the Depositary Shares. However, the underwriters will have no obligation to make a market in the Depositary Shares, and may cease market-making activities, if commenced, at any time.
Indemnification
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization and Short Positions
The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Depositary Shares, in accordance with Regulation M under the Exchange Act:
•Stabilizing transactions permit bids to purchase the securities so long as the stabilizing bids do not exceed a specified maximum.
•A short position involves a sale by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase in the offering, which creates a short position. The underwriters may reduce that short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
•Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.
•Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of the Depositary Shares or preventing or retarding a decline in the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Depositary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, certain of the underwriters and their affiliates have directly or indirectly, provided investment and commercial banking or financial advisory services to Aspen Holdings, its affiliates and other companies in the insurance industry, for which they have received customary fees and commissions, and expect to provide these services to us and others in the future, for which they expect to receive customary fees and commissions. In particular, affiliates of certain of the underwriters are lenders under our revolving credit facility and $300.0 million term loan facility. In addition, affiliates of Apollo Global Securities, LLC, an underwriter in this offering, also received certain fees relating to management consulting and advisory services provided under our investment management agreements and management consulting agreement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Depositary Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Depositary Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/ or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Affiliates of Apollo Global Securities, LLC own in excess of 10% of our issued ordinary shares. Because Apollo Global Securities, LLC is an underwriter in this offering and its affiliates own in excess of 10% of our issued ordinary shares, Apollo Global Securities, LLC is deemed to have a “Conflict of Interest” with us under Rule 5121 of FINRA. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the members primarily responsible for managing the public offering do not have a conflict of interest, are not affiliates of any member that has a conflict of interest and meet the requirements of FINRA Rule 5121. Apollo Global Securities, LLC will not confirm sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Selling Restrictions
Canada
The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement and the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Depositary Shares in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Depositary Shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither Aspen Holdings nor the underwriters have authorized, nor do they authorize, the making of any offer of Depositary Shares in the EEA other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors – The Depositary Shares are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement and the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Depositary Shares in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of Depositary Shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither Aspen Holdings nor the underwriters have authorized, nor do they authorize, the making of any offer of Depositary Shares in the United Kingdom other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors – The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Depositary Shares offered hereby is not being made, and this prospectus supplement, the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any such other documents or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the Depositary Shares offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Depositary Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Aspen Holdings.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Depositary Shares in, from or otherwise involving the United Kingdom.

Japan
The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, to or for the account or benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan, to or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Hong Kong
The Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Depositary Shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Depositary Shares may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA or other relevant person as defined in Section 275(2) of the SFA and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Depositary Shares are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is
(i)a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or
(ii)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the Depositary Shares except:
(a)to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law;

(d)as specified in Section 276(7) of the SFA; or
(e)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Depositary Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters with respect to Bermuda law, including relating to the validity of the offered securities, will be passed upon for us by Walkers (Bermuda) Limited, Hamilton, Bermuda. Certain matters of U.S. federal and New York state law will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the underwriters.
EXPERTS
The consolidated financial statements and related financial statement schedules I to V of Aspen Holdings for the year ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2021 consolidated financial statements in Aspen Holdings’ Annual Report (Form 20-F) for the year ended December 31, 2023 contains an explanatory paragraph that states that KPMG LLP were not engaged to audit, review, or apply any procedures to Aspen Holdings’ retrospective presentation of earnings per share and the accompanying disclosures on earnings per share for the year ended December 31, 2021, as discussed in Note 13 to the consolidated financial statements therein and, accordingly, they do not express an opinion or any other form of assurance about whether such presentation has been properly applied. The registered business address of KPMG LLP is 15 Canada Square, London E14 5GL.
The consolidated financial statements and related financial statement schedules I to V of Aspen Holdings appearing in Aspen Holdings’ Annual Report (Form 20-F) for the years ended December 31, 2023 and 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered business address of Ernst & Young LLP is 1 More London Place, London SE1 2AF.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document.
We are subject to the information reporting requirements of the Exchange Act applicable to a foreign private issuer. Under the Exchange Act, we are required to file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Our SEC filings are available to the public from the SEC’s web site at www.sec.gov and our website at www.aspen.co. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual reports, periodic reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information.

We incorporate by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, except as otherwise noted):
•our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 1, 2024; and
•our Current Reports on Form 6-K filed with the SEC on March 1, 2024 (including Exhibit 99.1 furnished therewith), May 30, 2024 (including Exhibit 99.1 furnished therewith), July 12, 2024 (including Exhibit 99.1 furnished therewith), July 29, 2024 (including Exhibit 99.1 furnished therewith), August 14, 2024 (second filing), August 30, 2024 (including Exhibit 99.1 furnished therewith), and November 14, 2024 (second filing).
We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of such information by writing or telephoning us at:
Aspen Insurance Holdings Limited
Attention: Company Secretary
141 Front Street
Hamilton HM19
Bermuda
(441) 295-8201
You should rely only upon the information provided in this prospectus supplement or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

PROSPECTUS
$600,000,000
ASPEN INSURANCE HOLDINGS LIMITED

Preference Shares; Depositary Shares; Senior or Subordinated Debt Securities

We may, from time to time, offer and sell:
•preference shares;
•depositary shares representing preference shares; and
•senior or subordinated debt securities.
We may offer, from time to time, in one or more offerings or series, together or separately, up to $600,000,000 of our preference shares, depositary shares representing preference shares or debt securities. We will describe in a prospectus supplement, which must accompany this prospectus (this “Prospectus”), the type and amount of a series of securities we are offering and selling, as well as the specific terms and public offering prices of these securities. Such prospectus supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and any accompanying prospectus supplement carefully before you invest in these securities.
We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
Our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (the “5.95% Preference Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AHLPRC,” our 5.625% Perpetual Non-Cumulative Preference Shares (the “5.625% Preference Shares”) are listed on the NYSE under the symbol “AHLPRD” and our outstanding depositary shares, each representing a 1/1,000th interest in a share of 5.625% Preference Shares (the “Existing Depositary Shares”) are listed on the NYSE under the symbol “AHLPRE.”
INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY (“BMA”) OR THE BERMUDA REGISTRAR OF COMPANIES HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, as amended (the “Investment Business Act”), the Companies Act 1981, as amended (the “Companies Act”) and the Exchange Control Act 1972, as amended (the “Exchange Control Act”), and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.
The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus.
This Prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this Prospectus is June 26, 2023.

You should rely only on the information contained in this Prospectus. This Prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.
i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, references in this Prospectus to the “Company,” the “Aspen Group,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its subsidiaries. References in this Prospectus to “U.S. Dollars,” “dollars,” “$” or “¢” are to the lawful currency of the United States of America, unless the context otherwise requires.
This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the preference shares, depositary shares and debt securities described in this Prospectus. This means:
•we may issue the securities covered by this Prospectus from time to time;
•we will provide a prospectus supplement each time these securities are offered pursuant to this Prospectus; and
•the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this Prospectus.
This Prospectus provides you with a general description of the securities we may offer. This Prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this Prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this Prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and the applicable prospectus supplement to this Prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This Prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this Prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this Prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this Prospectus. Accordingly, investors should not place undue reliance on this information.
We may offer and sell the securities described in this Prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section of this Prospectus entitled “Plan of Distribution” for more information.
Any statements in this Prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

ASPEN INSURANCE HOLDINGS LIMITED
Aspen Insurance Holdings Limited (“Aspen Holdings”) was incorporated on May 23, 2002 as a holding company headquartered in Bermuda. We underwrite specialty insurance and reinsurance on a global basis through our principal operating entities based in Bermuda, the United States and the United Kingdom: Aspen Bermuda Limited (“Aspen Bermuda”), Aspen Specialty Insurance Company, Aspen American Insurance Company , Aspen Insurance UK Limited (“Aspen UK”) and Aspen Underwriting Limited (as corporate member of our Lloyd’s operations, Syndicate 4711, which are managed by Aspen Managing Agency Limited ) (each referred to herein an “Operating Subsidiary” and collectively referred to as the “Operating Subsidiaries”). We also have branches in Australia, Canada, Singapore and Switzerland.
Our business is comprised of: (i) underwriting operations, which includes our risk-bearing insurance and reinsurance operations; (ii) investing activities, which primarily support our underwriting operations; and (iii) our Aspen Capital Market (“ACM”) operations, which earn management and performance fees from Aspen Holdings and other third-party investors primarily through the management of insurance linked securities (“ILS”) funds and other offerings. ACM forms part of the Aspen Capital Partners platform, in recognition of the synergies between ACM and the Company’s Outwards Reinsurance teams.
We manage our underwriting operations as two distinct business segments, Insurance (“Aspen Insurance”) and Reinsurance (“Aspen Re”), to enhance and better serve our global customer base.
Aspen Insurance offers a variety of insurance products, including, but not limited to: (i) first party insurance, (ii) specialty insurance, (iii) casualty insurance, and (iv) financial and professional lines insurance. Aspen Re offers a variety of reinsurance and retrocession products, including, but not limited to: (i) property catastrophe reinsurance, (ii) other property reinsurance, (iii) casualty reinsurance, and (iv) specialty reinsurance. We offer reinsurance on both a treaty and facultative basis, and on both a proportional (such as quota share) and non-proportional (such as excess of loss) basis.
Our principal executive offices are located at 141 Front Street, Hamilton HM19, Bermuda. Our telephone number is (441) 295-8201.
For further information regarding Aspen Insurance Holdings Limited, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for more information.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the applicable prospectus supplement and in our Annual Report on Form 20-F for our most recent fiscal year, together with all of the other information appearing in this Prospectus or incorporated by reference into this Prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties not presently known to us or that we currently deem immaterial. Our business, financial condition or operating results could be materially adversely affected by any of these risks.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference to this Prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts. In particular, statements that use the words such as “believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “predict,” “potential,” “on track” or their negatives or variations and similar terminology and words of similar import generally involve forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. We believe that these factors include, but are not limited to, the following:
•the occurrence of natural disasters and other catastrophic events;
•global climate change;
•war, terrorism and political unrest, government action that is hostile to commercial interests and from sovereign, sub-sovereign and corporate defaults;
•the Russian invasion of Ukraine;
•the coronavirus pandemic and the responses thereto;
•emerging claim and coverage issues in our business and social inflation;
•cyclical changes in the insurance and reinsurance industries;
•the reliance on third parties for the assessment and pricing of individual risks;
•the failure of any risk management and loss limitation methods we employ;
•the reinsurance that we purchase may not always be available on favorable terms or we may choose to retain a higher proportion of particular risks compared to previous years;
•actual claims exceeding our loss reserves
•economic inflation and social inflation;
•credit risk, interest rate risk, real estate related risks, market risk, servicing risk, loss from catastrophic events and other risks, which could diminish the value that we obtain from such investments;
•adverse developments affecting the financial services industry and the potential contagion impact to, and resulting stress on, the financial services sector generally;
•the discontinuation of LIBOR;

•failing to realize profits from or losing some or all of the principal amount of our invested assets if we are required to sell our invested assets at a loss to meet our insurance, reinsurance or other obligations;
•volatility and uncertainty in general economic conditions and in financial and mortgage markets;
•the determination of the amount of allowances and impairments taken on our investments;
•currency fluctuations that we may not be effective at mitigating;
•the failure of policyholders, brokers or other intermediaries or reinsurers to honor their payment obligations;
•competition and consolidation in the (re)insurance industry;
•decline in ratings of our operating subsidiaries could adversely affect our standing among brokers and customers and cause our premiums and earnings to decrease;
•third-party outsourced service providers failing to satisfactorily perform certain technology and business process functions;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•future acquisitions, growth of our operations through the addition of new lines of (re)insurance business, expansion into new geographic regions and/or joint ventures or partnerships;
•the loss of business provided by brokers that account for a large portion of our insurance and reinsurance revenues;
•our management of alternative reinsurance platforms on behalf of investors in any entities Aspen Capital Markets manages or could manage in the future;
•the inability to obtain additional capital or to only obtain capital on unfavorable terms;
•our debt, credit and International Swaps and Derivatives Association agreements may limit our financial and operational flexibility;
•political, regulatory, governmental and industry initiatives;
•changes in regulations that adversely affect the U.S. mortgage insurance and reinsurance market;
•the United Kingdom’s withdrawal from the E.U.;
•changes in current accounting practices and future pronouncements;
•our internal controls over financial reporting have gaps or other deficiencies;
•the loss of one or more of our senior underwriters or other key employees or an inability to attract and retain senior staff;
•general employee and third-party litigation risks;
•management turnover;
•the execution of internal processes to maintain our operations and the operational risks that are inherent to our business, including those resulting from fraud or employee errors or omissions;
•the failure in our data security and/or technology systems or infrastructure or those of third parties, including those caused by security breaches or cyber-attacks;

•evolving privacy and data security regulations;
•actual results differing materially from model outputs and related analyses;
•our controlling shareholder owns all of our ordinary shares and has the power to determine our affairs including in ways not favorable to the interests of holders of our outstanding preference shares;
•our ability to pay dividends or to meet ongoing cash requirements may be constrained by our holding company structure;
•certain regulatory and other constraints may limit our ability to pay dividends on our securities;
•U.S. persons who own our securities may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation;
•changes in government regulations or tax laws in jurisdictions where we conduct business; and
•other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this Prospectus which could cause actual results to differ before making an investment decision.

CAPITALIZATION
We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, refinancing existing indebtedness or preference equity, acquisitions and/or other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may offer from time to time under this Prospectus, separately or together:
•preference shares, the terms and series of which would be described in the related prospectus supplement;
•depositary shares, each representing a fraction of a share or multiple shares of a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;
•senior debt securities; and
•subordinated debt securities, which would be subordinated in right of payment to our Senior Indebtedness (as defined elsewhere in this Prospectus) to the degree described in the Prospectus.
We may issue the above securities from time to time with a total aggregate offering price of up to $600,000,000. The actual price per security that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

DESCRIPTION OF THE PREFERENCE SHARES
The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this Prospectus relates. The following summary describes each of the series of our preference shares that are outstanding as of the date of this Prospectus, and the preference shares which may be issued pursuant to this Prospectus and a prospectus supplement and which may be amended or supplemented by the terms described in such prospectus supplement.
Outstanding Series of Preference Shares
5.95% Fixed-to-Floating Rate Perpetual Preference Shares
On April 24, 2013, the Board of Directors (the “Board”) authorized the issuance and sale of up to $300.0 million of our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “5.95% Preference Shares”). On May 2, 2013, we issued 11,000,000 5.95% Preference Shares for an aggregate amount of $275.0 million.
Dividends on our 5.95% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.95% of the $25 liquidation preference of each 5.95% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. Commencing on July 1, 2023, dividends on the 5.95% Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by the Board, at a floating annual rate equal to 3-month LIBOR plus 4.06%. This floating dividend will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding 5.95% Preference Shares have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.
Whenever dividends on any 5.95% Preference Shares have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of the 5.95% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 5.625% Preference Shares), will be entitled, at a special meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the 5.95% Preference Shares or of any other series of appointing preference shares then outstanding (including the 5.625% Preference Shares) to the appointment of a total of two directors and the number of directors that comprise our Board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.95% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.95% Preference Shares and any series of appointing preference share (including the 5.625% Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 5.95% Preference Shares as to dividend rights or rights upon liquidation, winding up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the existing terms of the 5.95% Preference Shares.
We may redeem the 5.95% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.95% Preference Share, plus any declared and unpaid dividends, if any (i) on July 1, 2023 and on any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the occurrence of a capital disqualification redemption event.
At any time prior to July 1, 2023, we may redeem the 5.95% Preference Shares at our option, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to the greater of (i) $25 per 5.95% Preference Share and (ii) the sum of the present value of $25 per 5.95% Preference Share and the present value of all undeclared dividends for the dividend periods from the relevant redemption date to, and including, the July 1, 2023 dividend payment date, in each case, discounted to the relevant redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, as calculated by the calculation agent (each as set forth in the certificate of designation), plus 50 basis points, plus in the case of both (i) and (ii) any declared and unpaid dividends, if any, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law after April 25, 2013, the approval of the holders of the 5.95% Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class.

Our 5.95% Preference Shares are listed on the NYSE under the symbol “AHLPRC.”
5.625% Perpetual Non-Cumulative Preference Shares
On July 27, 2016, the Board authorized the issuance and sale of up to $300.0 million of our 5.625% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “5.625% Preference Shares”). On September 13, 2016, we issued 10,000,000 5.625% Preference Shares for an aggregate amount of $250.0 million. Each of the issued and outstanding 5.625% Preference Shares remained issued and outstanding following the Merger, listed on the NYSE and entitled to the same dividend and all other preferences and privileges, rights, qualifications, limitations, and restrictions set forth in the certificate of designation.
Dividends on our 5.625% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.625% of the $25 liquidation preference of each 5.625% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to the 5.625% Preference Shares.
Whenever dividends on any 5.625% Preference Shares have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our 5.625% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 5.95% Preference Shares), will be entitled to the appointment of a total of two directors and the number of directors that comprise our Board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.625% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.625% Preference Shares and any series of appointing preference shares (including the 5.95% Preference Shares), voting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 5.625% Preference Shares as to dividend rights or rights upon our liquidation and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of the 5.625% Preference Shares.
We may redeem the 5.625% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.625% Preference Share, plus any declared and unpaid dividends, if any, (i) on January 1, 2027 and any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the payment occurrence of a capital disqualification redemption event.
At any time prior to January 1, 2027, we may redeem the 5.625% Preference Shares at our option, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to $26 per 5.625% Preference Share, plus any declared and unpaid dividends, if any, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law after September 13, 2016, the approval of the holders of the 5.625% Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class.
Our 5.625% Preference Shares are listed on the NYSE under the symbol “AHLPRD.”
Future Series of Preference Shares
Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, the Board is authorized to issue preference shares in one or more series and to fix the rights, preferences, privileges and restrictions of such shares, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.
Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws, such sections or defined terms are incorporated herein by reference.
A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:
•the number of shares to be issued and sold and the distinctive designation thereof;
•the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;
•the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;
•the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;
•the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;
•the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;
•the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;
•any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and
•a discussion of certain U.S. federal income tax considerations.
Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this Prospectus, the following general provisions will apply to each class or series of preference shares.
Dividends
Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the Board in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by the Board and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.
Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.
No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.
Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.
Further, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend if we are or, after giving effect to such payment, would be in breach of applicable group solvency and liquidity requirements or applicable group enhanced capital requirements (“ECR”) or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.
Dividends on the preference shares will have a preference over dividends on our ordinary shares.
Liquidation, Dissolution or Winding Up
Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether declared or not), before any of our assets will be paid or distributed to holders of ordinary shares.
It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.
Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.
Redemption
Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.
On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:
•to transfer such shares prior to the date fixed for redemption; and
•to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed.
Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda.
In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption or repurchase of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.
Under Sections 42 and 42A of the Companies Act, no redemption or repurchase of shares may be made by a company if, on the date of the redemption or repurchase, there are reasonable grounds for believing that the company is, or after the redemption or repurchase would be, unable to pay its liabilities as they become due. In addition, if the redemption or repurchase price is to be paid out of funds otherwise available for dividends or distributions, no redemption or repurchase may be made if the realizable value of its assets would thereby be less than its liabilities.
Our ability to effect a redemption or repurchase of our preference shares may be subject to the performance of our insurance subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.
In addition, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to redeem or repurchase the preference shares if we are or, after giving effect to the redemption or repurchase payment, would be in breach of applicable group solvency and liquidity requirements or applicable group ECR or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.
Reissuance of Shares
Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued shares.
The Company may also purchase preference shares to be held as treasury shares upon such terms as the Board may determine. If the Company holds preference shares as treasury shares, the Company shall not exercise any rights in respect of those shares, including any right to attend and vote at meetings where applicable law provides that the preference shares carry the right to vote in respect of certain matters, and any purported exercise of such a right is void. In addition, no dividend shall be paid to the Company in respect of preference shares held by the Company as treasury shares and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) shall be made to the Company in respect of preference shares held by the Company as treasury shares.

Voting Rights
Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.
The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to appoint two directors of the Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.
The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of the Board appointed as described above shall vacate office.
At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.
Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.
At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.
During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.
The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of all of our issued shares would be required voting together, or voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court- ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.
On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.
Restrictions in Event of Default in Dividends on Preference Shares
Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:
(1)we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;
(2)we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and
(3)we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.
Preemptive Rights
Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.
The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye-laws which are incorporated by reference as an exhibit to the registration statement to which this Prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this Prospectus.
Bye-laws
In addition to the provisions of our bye-laws described elsewhere in this Prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.
The Board of Directors and Corporate Action. Our bye-laws provide that the Board shall consist of not less than six and not more than 15 directors. Subject to our bye-laws, Bermuda law and to the director appointing rights contained in the certificates of designation relating to the outstanding preference shares, the directors shall be elected or appointed by holders of ordinary shares. In addition, notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.
Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the Board without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.
Shareholder Action. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require not less than five (5) days’ notice in writing of annual general meetings and special general meetings. Shareholder action may also be taken by a majority written resolution without a meeting, except in the case of removal of auditors or directors.
Amendment. Our bye-laws may be revoked or amended by a majority of the Board then in office and eligible to vote on such resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws (as applicable).
Voting of Non-U.S. Subsidiary Shares. If the voting rights of any shares of the Company are adjusted and we are required or entitled to vote at a general meeting of any of our non-U.S. subsidiaries, (together, the “Non-U.S. Subsidiaries,” but excluding for these purposes any subsidiary that has elected to be treated as a “U.S. person” for federal income tax purposes pursuant to Section 953(d) of the Code), and the subject matter of the vote is (a) the appointment, removal or remuneration of directors of a non-U.S. Subsidiary of the Company or (b) any other subject matter with respect to a Non-U.S. Subsidiary that legally requires the approval of the shareholders of such Non-U.S. Subsidiary, our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders in a general meeting of the Company as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries. If the Board, in its discretion, determines that the application of this paragraph with respect to a particular vote is not necessary to achieve the purposes of this paragraph, it may waive the application of this paragraph with respect to such vote.
Capital Reduction. In the event of a reduction of capital, our bye-laws permit such reduction to apply to part of a class of shares.
Corporate Purpose. Our certificate of incorporation and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this Prospectus relates, do not restrict our corporate purpose and objects.
Differences in Corporate Law
You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.
Duties of Directors. Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:
•a duty to act in good faith in the best interests of the company;
•a duty not to make a personal profit from opportunities that arise from the office of director;

•a duty to avoid conflicts of interest; and
•a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act imposes a duty on directors and officers of a Bermuda company:
•to act honestly and in good faith with a view to the best interests of the company; and
•to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.
The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty.
The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders.
A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. Unless a plaintiff is able to provide evidence rebutting the presumptions of the business judgment rule, the challenged business decision will be upheld by the courts so long as it can be attributed to any rational business purpose. Where, however, the presumptions are rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate policy and effectiveness and approval of a transaction resulting in a sale of control of the corporation. This means the directors bear the initial burden to demonstrate the reasonableness of their actions before they will be entitled to the protections of the business judgment rule.
Interested Directors. Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors and no such committee may have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation..
Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, one or more shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by the shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represents the majority of the votes that would be required if the resolution had been voted on at a meeting of the shareholders. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. Any individual shareholder who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board.
Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws specify otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors, in each case unless another vote is specified by the certificate of incorporation or, if the action to be voted on is not one for which the Delaware General Corporation Law specifies the required vote, the bylaws.
Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Holdings’ and Aspen Bermuda’s ability to pay dividends or make distributions of contributed surplus is subject to Bermuda insurance laws and regulatory constraints, including insurance group regulatory constraints.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. “Surplus” means the excess, if any, at any given time of the net assets of the corporation over the amount determined to be capital, which in general may not be less than the aggregate par value of the issued shares. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the approval and adoption of the merger or amalgamation agreement and the merger or amalgamation, may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder may, under certain circumstances, be entitled to appraisal rights in connection with a merger, consolidation or conversion to another entity form pursuant to which such stockholder may receive payment in cash of the “fair value” of such stockholder's shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid on the amount determined to be the fair value, in each case as determined by the Delaware Court of Chancery, in lieu of the consideration such stockholder would otherwise receive in the transaction.
Takeovers. Bermuda law provides that where a scheme or contract involving the transfer of shares or any class of shares in a company has, within four months after the making of the offer, been approved by the holders of not less than nine tenths in value of the shares whose transfer is involved (other than shares already held at the date of the offer by the offeror, its nominee or subsidiary), the offeror may, at any time within two months beginning with the date on which such approval is obtained, by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Bermuda law also provides that where the holders of not less than 95% of the shares or any class of shares in a company give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them, and, within one month of the notice, the offerors may acquire all the shares or cancel the notice given. Dissenting shareholders may apply to the court within the one month period of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, stockholders of the subsidiary would have appraisal rights.
Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws).
Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination is approved in a prescribed manner, which, among other possibilities, may include the affirmative vote, at a meeting and not by consent, of stockholders holding at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined by the statute for this purpose as including, among other things, certain mergers, asset sales or the receipt by the interested stockholder of any financial benefit, and an “interested stockholder” is defined as a person who is the owner, or any person who is an affiliate or associate of the corporation and at any time within the prior three years has owned, 15% or more of the corporation's outstanding voting stock, together with the affiliates and associates of such person. However, a corporation may opt out of these restrictions on business combinations by a provision in its certificate of incorporation or by a bylaw adopted by the stockholders expressly electing not to be governed by section 203 of the Delaware General Corporation Law.
Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.
Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under the bye-laws of the Company and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act.
Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments or settlements in an action by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.
Limitation of Liability of Directors and Officers. Our bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions eliminating or limiting the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for the authorization of unlawful stock dividends or share repurchases; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.
Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our register of shareholders in Bermuda but may establish a branch register outside of Bermuda, the location of which shall be notified to the Bermuda Registrar of Companies. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.
Under Delaware law, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder. Furthermore, the corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. The Delaware General Corporation Law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which other business may be brought before a meeting, but provisions in a corporation's certificate of incorporation or bylaws requiring compliance with reasonable procedures for giving advance notice of director nominations or other proposals are permitted as a matter of Delaware common law.
Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by the Board. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of Aspen Holdings as provided by the Companies Act.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.
Approval of Corporate Matters by Written Consent. Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.
Unless otherwise provided in a corporation's certificate of incorporation, Delaware law permits stockholders to take action by the consent in lieu of a meeting by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a corporation must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a corporation’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the corporation’s certificate of incorporation. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then the shares of the series so affected by the amendment are entitled to vote as a class regardless of whether such holders are entitled to vote by the certificate of incorporation.
Amendment of Bye-laws. Our bye-laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the directors then in office and eligible to vote on the resolution. However, no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.
Under Delaware law, holders of a majority of the voting power of the outstanding shares entitled to vote (unless another percentage is specified in the certificate of incorporation or bylaws) and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

DESCRIPTION OF THE DEPOSITARY SHARES
Outstanding Depositary Shares
General
Each Existing Depositary Share represents a 1/1,000th interest in a 5.625% Preference Share and is evidenced by a depositary receipt. The underlying 5.625% Preference Shares are deposited with Computershare Inc. and Computershare Trust Company, N.A., acting as depositary (together in such capacity, the “Depositary”), pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary, and the holders from time to time of the depositary receipts (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each owner of a depositary receipt is entitled, in proportion to the fractional interest of a share of 5.625% Preference Shares evidenced by that depositary receipt, to all the rights and preferences of 5.625% Preference Shares represented by those Existing Depositary Shares (including any dividend, liquidation, redemption and voting rights). If the 5.625% Preference Shares are exchanged for new securities, each Existing Depositary Share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The Existing Depositary Shares are evidenced by depositary receipts issued pursuant to the Deposit Agreement. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.
The Depositary’s principal executive office is located at 150 Royall Street, Canton, Massachusetts 02021, United States.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of an Existing Depositary Share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the 5.625% Preference Shares. The Depositary will distribute all cash dividends and other cash distributions received on the 5.625% Preference Shares to the holders of record of the Existing Depositary Shares in proportion to the number of Existing Depositary Shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the holders of record of the Existing Depositary Shares in proportion to the number of Existing Depositary Shares held by each holder, unless the Depositary determines that this distribution is not feasible, in which case the Depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the Existing Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Existing Depositary Shares will be the same as the corresponding record dates for the 5.625% Preference Shares.
The amount paid as dividends or otherwise distributable by the Depositary with respect to the Existing Depositary Shares or the underlying 5.625% Preference Shares will be reduced by any amounts required to be withheld by us or the Depositary on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Existing Depositary Shares or the 5.625% Preference Shares until such taxes or other governmental charges are paid.
Withdrawal of 5.625% Preference Shares
Unless the related Existing Depositary Shares have been previously called for redemption, a holder of Existing Depositary Shares may surrender his or her depositary receipts at the office of the Depositary designated for such purpose, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of 5.625% Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of Existing Depositary Shares who exchanges shares of Existing Depositary Shares for 5.625% Preference Shares will be entitled to receive whole shares of 5.625% Preference Shares on the basis set forth herein; partial shares of 5.625% Preference Shares will not be issued.

However, holders of whole shares of 5.625% Preference Shares will not be entitled to deposit those 5.625% Preference Shares under the Deposit Agreement or to receive Existing Depositary Shares for those 5.625% Preference Shares after the withdrawal. If the Existing Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Existing Depositary Shares that represent the number of whole shares of 5.625% Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time new Existing Depositary Shares evidencing the excess number of Existing Depositary Shares.
Redemption
If the 5.625% Preference Shares underlying the Existing Depositary Shares are redeemed, in whole or in part, a corresponding number of Existing Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the 5.625% Preference Shares held by the Depositary. The redemption price per Existing Depositary Share will be equal to 1/1,000th of the redemption price per 5.625% Preference Share.
Whenever we redeem 5.625% Preference Shares held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Existing Depositary Shares so redeemed. If fewer than all of the issued Existing Depositary Shares are redeemed, the Depositary will select the Existing Depositary Shares to be redeemed pro rata or by lot or in any other manner as the Depositary may determine to be fair and equitable or as may be required by the principal national stock exchange on which the Existing Depositary Shares are listed. The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the 5.625% Preference Shares and the related Existing Depositary Shares.
Voting Rights
Because each Existing Depositary Share represents a 1/1,000th interest in a 5.625% Preference Share, holders of depositary receipts are entitled to 1/1,000th of a vote per share of the 5.625% Preference Shares under those limited circumstances in which holders of the 5.625% Preference Shares are entitled to vote. Holders of the Existing Depositary Shares must act through the Depositary to exercise any voting rights in respect of the 5.625% Preference Shares. Although each Existing Depositary Share is entitled to 1/1,000th of a vote, the Depositary can vote only whole shares of 5.625% Preference Shares. While the Depositary will vote the maximum number of whole 5.625% Preference Shares in accordance with the instructions it receives, any remaining votes of holders of Existing Depositary Shares will not be voted. Holders of the Existing Depositary Shares will not have any voting rights, except for the limited voting rights described under “Description of the Preference Shares — Outstanding Series of Preference Shares — 5.625% Perpetual Non-Cumulative Preference Shares” in this Prospectus.
When the Depositary receives notice of any meeting at which the holders of 5.625% Preference Shares are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Existing Depositary Shares relating to the 5.625% Preference Shares. Each record holder of the Existing Depositary Shares on the record date, which will be the same date as the record date for the 5.625% Preference Shares, may instruct the Depositary to vote the number of 5.625% Preference Share votes represented by the holder’s Existing Depositary Shares. To the extent possible, the Depositary will vote the number of the 5.625% Preference Share votes represented by Existing Depositary Shares in accordance with the instructions it receives.
We will take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. The Depositary will refrain from voting the 5.625% Preference Shares to the extent it does not receive specific instructions from the holders of any Existing Depositary Shares representing such 5.625% Preference Shares.
Fees and Expenses
No charges and expenses of Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary (the “Depositary”), or any Depositary’s agent, shall be payable by any person, except as provided in this paragraph. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the preference shares and the initial issuance of the depositary shares evidenced by the depositary receipts, any redemption of the preference shares at the option of the Company and all withdrawals of the preference shares by holders of depositary receipts. All other fees and expenses of the Depositary and any Depositary’s agent hereunder and of any Registrar or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the

Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.
Conversion
Holders of depositary receipts do not have the right to convert Existing Depositary Shares into, or exchange Existing Depositary Shares for, any of our other securities or property.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the Existing Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that (i) materially and adversely alters the rights of the holders of Existing Depositary Shares or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the 5.625% Preference Shares pursuant to the Certificate of Designation will not be effective unless the amendment has been approved by the record holders of at least the number of Existing Depositary Shares then in issue necessary to approve any amendment that would materially and adversely affect the rights of the holders of the 5.625% Preference Shares. We may terminate the Deposit Agreement with the consent of the holders of a majority of the then outstanding Existing Depositary Shares. The Deposit Agreement will automatically terminate if there has been a final distribution in respect of the 5.625% Preference Shares in connection with our liquidation, dissolution or winding-up or all issued Existing Depositary Shares have been redeemed.
Changes of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We paid the fees of the Depositary in connection with the initial deposit of the 5.625% Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of 5.625% Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or 5.625% Preference Shares are paid by the holders.
Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a (i) bank or trust company having its principal office in the United States and having a combined capital and surplus, together with its affiliates, of at least $50.0 million or (ii) an affiliate of a person specified in clause (i).
Miscellaneous
The Depositary will forward to the holders of Existing Depositary Shares all of our reports and communications which are delivered to the Depositary and which we are required to furnish to the holders of our 5.625% Preference Shares.
Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the Depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any Existing Depositary Shares or preference shares unless provided with satisfactory indemnity. We, and the Depositary, may rely upon written advice of counsel or accountants, or information provided by persons preference shares for deposit, holders of Existing Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.
Listing of the Existing Depositary Shares
The Existing Depositary Shares are traded on the NYSE under the symbol “AHLPRE.”

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
Computershare Inc. and Computershare Trust Company, N.A. are the redemption agent for the Existing Depositary Shares.
Computershare Inc. are the dividend disbursing agent for the Existing Depositary Shares. Computershare Trust Company, N.A. are the transfer agent and registrar for the Existing Depositary Shares.
Future Series of Depositary Shares
General
We may, at our option, elect to offer additional series of depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preference shares) of a share or multiple share of a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preference share or number of preference shares represented by such depositary share, to all of the rights and preferences of the preference shares represented thereby (including dividend, voting, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the shares (including fractional or multiple shares) of the related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this Prospectus forms a part.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.
Dividends and Other Distributions
Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preference shares to the record holders of depositary shares relating to such class or series of preference shares in proportion to the number of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal of Depositary Shares
Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preference shares on the basis set forth in the prospectus supplement for such class or series of preference shares, but holders of such whole preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional preference shares be delivered upon surrender of depositary receipts to the depositary.
Redemption of Depositary Shares
Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction or multiple of the redemption price per share payable with respect to such class or series of the preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Preference Shares
Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preference shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.
Amendment and Termination of the Deposit Agreement
Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.
Charges of Depositary
Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related class or series of preference shares and any redemption of such preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preference shares are paid by the holders thereof.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our or their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF THE DEBT SECURITIES
The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time (the “senior notes indenture”). As of December 31, 2022, the Company had issued $300.0 million of senior notes of other series outstanding under the senior notes indenture. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part (the “subordinated notes indenture”). The senior notes indenture and the subordinated notes indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement. The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior notes indenture and the subordinated notes indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.
General
The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.
For purposes of this “Description of the Debt Securities,” “Certain Provisions Applicable to the Senior Debt Securities” and “Certain Provisions Applicable to the Subordinated Debt Securities”, references to “we,” “us” and “our” are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.
The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:
•the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;
•the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;
•the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;
•the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;
•the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;
•whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;
•whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;
•whether the series of debt securities will be listed on any national securities exchange;
•whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;
•if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;
•if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;
•whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;
•any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;
•whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;
•in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;
•in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;
•any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;
•whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;
•a discussion of certain U.S. federal income tax considerations;

•whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and
•any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.
We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.
If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Liens on Stock of Designated Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.
Optional Redemption
Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.
Selection and Notice
Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.
Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.
Ranking
Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Certain Provisions Applicable to the Subordinated Debt Securities” and in the applicable prospectus supplement.
Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
Consolidation, Amalgamation, Merger and Sale of Assets
Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.
Certain Other Covenants
Except as otherwise permitted under “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Liens on Stock of Designated Subsidiaries” and “- Limitations on Disposition of Stock of Designated Subsidiaries” described below and “- Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.
Events of Default
Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;
(2)default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
(3)default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;
(4)default in the payment at maturity of our Indebtedness in excess of $50 million or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50 million in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5)we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
(6)certain events relating to our bankruptcy, insolvency or reorganization; or
(7)our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.
If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.
Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the Board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.
Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity.
Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.
Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.
Modification and Waiver
We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,
•change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;
•reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;
•change our obligation to pay additional amounts with respect to the debt securities;

•change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;
•impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);
•reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;
•reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;
•modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or
•modify any of the above provisions.
In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated notes indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.
We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:
•provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;
•add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;
•provide for a successor trustee with respect to the debt securities;
•cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;
•change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;
•add any additional events of default with respect to the debt securities;
•provide collateral security for the debt securities; or
•make any other change that does not materially adversely affect the interests of the holders of the debt securities.
The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.
Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “- Events of Default” described above.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.
Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.
Such a trust may only be established if, among other things:
•the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,
•no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,
•we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and
•with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.
“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Payment of Additional Amounts
Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4)any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder);
(5)any withholding or deduction required to be made pursuant to any European Union (“EU”) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November

2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or
(6)any combination of items (1), (2), (3), (4) and (5).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.
Redemption for Tax Purposes
Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.
Global Debt Securities
Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.
Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
The indentures provide that if:
(1)the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;
(2)we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or
(3)an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.
Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Governing Law
Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
Information Concerning the Trustee
Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the senior notes indenture, and is contemplated to be the trustee under any subordinated notes indenture, and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES
Limitations on Liens on Stock of Designated Subsidiaries
Under the senior notes indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.
For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.
The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of December 31, 2022, our only Designated Subsidiaries were Aspen (UK) Holdings Limited, Aspen Insurance UK Limited, Aspen Bermuda Limited and Aspen American Insurance Company.
The term “Indebtedness” means, with respect to any person:
(1)the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
(2)all capitalized lease obligations of such person;
(3)all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4)all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
(5)all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
(6)all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(7)any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.
Limitations on Disposition of Stock of Designated Subsidiaries
The senior notes indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the Board pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.
Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “Description of the Debt Securities - Consolidation Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the Board pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES
The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated notes indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated notes indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of December 31, 2022, none of our long-term debt is secured; however, like other insurance companies, we do secure letters of credit from banks to support our obligations. In the event of:
(1)any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or
(2)any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or
(3)any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;
then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.
By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.
No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated notes indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated notes indenture.
The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:
(1)the subordinated debt securities;
(2)Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;
(3)Indebtedness of ours to an affiliate of ours;
(4)interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and
(5)trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The subordinated notes indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

PLAN OF DISTRIBUTION
We may sell offered securities in any one or more of the following ways from time to time:
(1)through agents;
(2)to or through underwriters;
(3)through dealers;
(4)directly to purchasers;
(5)in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-counter market (including through at-the-market offerings);
(6)in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
(7)through any other method permitted by applicable law and described in the applicable prospectus supplement; or
(8)through a combination of any such methods of sale.
At any time a particular offer of the securities covered by this Prospectus is made, a prospectus supplement will be distributed. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this Prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this Prospectus.
Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.
If a dealer is utilized in the sales of offered securities in respect of which this Prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the registration statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.
If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

TAXATION
Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this Prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, a registration statement on Form F-3 under the Securities Act with respect to the preference shares, depositary shares and debt securities described in this Prospectus. This Prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.
We are subject to the informational requirements of the Exchange Act. Accordingly, we file periodic reports and other information with the SEC. You may obtain copies of all or any part of these materials from at no cost from the SEC’s website at www.sec.gov and our website at www.aspen.co. The information on our website is not incorporated into or constitute a part of this Prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual reports, periodic reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. Any statement contained in a document which is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces this information.
We incorporate by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, except as otherwise noted):
(1)our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 20, 2023; and
(2)our Current Reports on Form 6-K filed with the SEC on March 1, 2023 (including Exhibit 99.1 furnished therewith), June 1, 2023 (including Exhibit 99.1 furnished therewith) and June 13, 2023 (including Exhibit 99.1 furnished therewith).
All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this registration statement and after the date of this Prospectus and until we sell all the securities, shall also be deemed to be incorporated by reference into this Prospectus. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this Prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request a copy of such information by writing or telephoning us at:
Aspen Insurance Holdings Limited
Attention: Company Secretary
141 Front Street
Hamilton HM19
Bermuda
(441) 295-8201

You should rely only upon the information provided in this Prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

EXPENSES ASSOCIATED WITH THE REGISTRATION
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC Registration Fee	$66,120
Accountants’ Fees and Expenses	*
Legal Fees and Expenses	*
Printing and Engraving Fees	*
Rating Agency Fees	*
Miscellaneous Expenses	*
Total Expenses	$ *
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law relating to the validity of the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, United States. Certain legal matters with respect to Bermuda law, including relating to the validity of the offered securities, will be passed upon for us by Walkers (Bermuda) Limited, Hamilton, Bermuda. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and related financial statement schedules of the Company as of December 31, 2021 and for each of the years in the two-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.
The consolidated financial statements and related financial statement schedules I to V of the Company appearing in the Company’s Annual Report (Form 20-F) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements and related audit report are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
We are incorporated under the laws of Bermuda. In addition, some of our directors and officers, as well as certain of the experts named in this Prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, our U.S. agent appointed for that purpose.
We have been advised by Walkers (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Walkers (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Walkers (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act, the Companies Act and the Exchange Control Act, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.
Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus or any prospectus supplement.

AUTHORIZED REPRESENTATIVE
Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

8,000,000 Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
7.00% Perpetual Non-Cumulative Preference Shares
(Liquidation Preference $25,000 Per Preference Share)

PROSPECTUS SUPPLEMENT
November 21, 2024

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley
Joint Lead Managers
Barclays	Citigroup	Goldman Sachs & Co. LLC
Senior Co-Manager
Apollo Global Securities
Co-Managers
BMO Capital Markets	Deutsche Bank Securities	HSBC
Lloyds Securities	nabSecurities, LLC	Natixis